                                                                    Exhibit 10.1



                                CREDIT AGREEMENT



                                 BY AND BETWEEN

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                      AND

                                DRIL-QUIP, INC.

                                   GOVERNING

                    $15,000,000.00 REVOLVING CREDIT FACILITY
                    $1,500,000.00 ADVANCING CREDIT FACILITY
                            $12,175,000.00 TERM LOAN



                                 MARCH 30, 1994

                               TABLE OF CONTENTS
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                                                                                     TAB

ARTICLE I       Definitions.......................................................... v
        Section 1.01.   Definitions.................................................. v
        Section 1.02.   Other Definitional Provisions................................12

ARTICLE II      Revolving Credit Loan................................................12
        Section 2.01.     Commitment for Revolving Credit Loan...................... 12
        Section 2.02.     Revolving Credit Note..................................... 12
        Section 2.03.     Expiration of Commitment to Lend under Revolving Credit... 13
        Section 2.04.     Procedure for Borrowing Under the Revolving Credit Loan... 13
        Section 2.05.     Use of Proceeds of Revolving Credit Loan.................. 14
        Section 2.06.     Reduction or Termination of Revolving Committed Sum....... 14
        Section 2.07.     Agreement to Remain in Effect; Revolving Credit........... 14
        Section 2.08.     Letters of Credit......................................... 14
        Section 2.09.     Aggregate Amounts Available under Letters of Credit....... 15
        Section 2.10.     Advances in Respect of Letters of Credit; Reimbursement... 15
        Section 2.11.     Purpose of Letters of Credit.............................. 16
        Section 2.12.     Conflicts in Terms........................................ 16
        Section 2.13.     Letter of Credit Fee...................................... 16
        Section 2.14.     Borrowing Base............................................ 16
        Section 2.15.     Required Date and Amount of Mandatory Prepayments......... 17

ARTICLE III     Advancing Credit Loan............................................... 17
        Section 3.01.     Commitment for Advancing Credit Loan...................... 17
        Section 3.02.     Advancing Credit Note..................................... 18
        Section 3.03.     Expiration of Commitment to Lend under Advancing Credit... 18
        Section 3.04.     Procedure for Borrowing Under the Advancing Credit Loan... 18
        Section 3.05.     Use of Proceeds of Advancing Credit Loan.................. 19
        Section 3.06.     Reduction or Termination of Advancing Committed Sum....... 19
        Section 3.07.     Advancing Credit Commitment Fee........................... 19

ARTICLE IV      Term Loan........................................................... 20
        Section 4.01.     Commitment for Term Loan.................................. 20
        Section 4.02.     Term Note................................................. 20

ARTICLE V       Payments............................................................ 21
        Section 5.01.     Method of Payment......................................... 21
        Section 5.02.     Prepayment................................................ 21


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                                       i
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

ARTICLE VI      Collateral.......................................................... 21
        Section 6.01.     Collateral................................................ 21
        Section 6.02.     Setoff.................................................... 22

ARTICLE VII     Conditions Precedent................................................ 23
        Section 7.01.     Initial Advance........................................... 23
        Section 7.02.     Additional Revolving Credit Advances...................... 24
        Section 7.03.     Additional Conditions to Each Advancing Credit Advance.... 25

ARTICLE VIII    Representations and Warranties...................................... 25
        Section 8.01.     Corporate Existence....................................... 25
        Section 8.02.     Financial Statements...................................... 26
        Section 8.03.     Default................................................... 26
        Section 8.04.     Authorization and Compliance with Laws and Material
                          Agreements................................................ 26
        Section 8.05.     Litigation and Judgments.................................. 26
        Section 8.06.     Rights in Properties; Liens............................... 27
        Section 8.07.     Enforceability............................................ 27
        Section 8.08.     Approvals................................................. 27
        Section 8.09.     Debt...................................................... 27
        Section 8.10.     Taxes..................................................... 27
        Section 8.11.     Use of Proceeds; Margin Securities........................ 27
        Section 8.12.     ERISA..................................................... 27
        Section 8.13.     Disclosure................................................ 28
        Section 8.14.     Subsidiaries.............................................. 28
        Section 8.15.     Principal Place of Business............................... 28
        Section 8.16.     Investment Company Act.................................... 28
        Section 8.17.     Public Utility Holding Company Act........................ 28
        Section 8.18.     Contracts................................................. 28
        Section 8.19.     Compliance with Law....................................... 29
        Section 8.20.     Consent................................................... 29
        Section 8.21.     Securities Laws........................................... 29
        Section 8.22.     Existing Loans to Affiliates.............................. 29
        Section 8.23.     Patents and Trademarks.................................... 29

ARTICLE IX      Affirmative Covenants............................................... 29
        Section 9.01.     Financial Statements...................................... 29
        Section 9.02.     Periodic Miscellaneous Reports............................ 31
        Section 9.03.     Warehousing Agreements.................................... 32
        Section 9.04.     Performance of Obligations................................ 32
        Section 9.05.     Preservation of Existence and Conduct of Business......... 32
        Section 9.06.     Maintenance of Properties................................. 32
        Section 9.07.     Payment of Taxes and Claims............................... 32


        Section 9.08.     Audit..................................................... 32
        Section 9.09.     Keeping Books and Records................................. 32
        Section 9.10.     Compliance with Laws...................................... 33
        Section 9.11.     Compliance with Agreements................................ 33
        Section 9.12.     Further Assurances........................................ 33
        Section 9.13.     Compliance with ERISA..................................... 33
        Section 9.14.     Use of Proceeds........................................... 33
        Section 9.15.     Insurance Summary......................................... 33
        Section 9.16.     Licenses.................................................. 33
        Section 9.17.     Insurance; Payment of Premiums............................ 34
        Section 9.18.     Casualty or Damage to Insured Property.................... 34
        Section 9.19.     Guaranty Obligation....................................... 35

ARTICLE X       Negative Covenants.................................................. 35
        Section 10.01.    Limitation on Liens; Debt................................. 35
        Section 10.02.    Mergers, Acquisitions and Dissolutions.................... 36
        Section 10.03.    Capital Expenditures...................................... 36
        Section 10.04.    Lease Obligations......................................... 36
        Section 10.05.    Consolidated Tangible Net Worth Test...................... 36
        Section 10.06.    Current Ratio Test........................................ 36
        Section 10.07.    Cash Flow Coverage Test................................... 36
        Section 10.08.    Restricted Payments....................................... 37
        Section 10.09.    Loans and Investments..................................... 37
        Section 10.10.    Transactions With Affiliates.............................. 37
        Section 10.11.    Disposition of Assets..................................... 37
        Section 10.12.    Sale and Leaseback........................................ 37
        Section 10.13.    Prepayment of Debt........................................ 37
        Section 10.14.    Nature of Business........................................ 38
        Section 10.15.    Prohibited Transactions................................... 38
        Section 10.16.    Contingent Liabilities.................................... 38
        Section 10.17.    Removal of Collateral..................................... 38
        Section 10.18.    Negative Pledge........................................... 38
        Section 10.19.    Sale of Stock............................................. 38
        Section 10.20.    Compliance with Regulations G, T, U, and X................ 39

ARTICLE XI      Default............................................................. 39
        Section 11.01.    Events of Default......................................... 39
        Section 11.02.    Occurrence of a Default or an Event of Default............ 41
        Section 11.03.    Performance by Lender..................................... 43
        Section 11.04.    Waivers................................................... 43
        Section 11.05.    Application of Proceeds................................... 43
        Section 11.06.    Cumulative Rights......................................... 43
        Section 11.07.    Expenditures by Lender or Any Lender...................... 43

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                                      iii
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
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
ARTICLE XII     Miscellaneous....................................................... 44
        Section 12.01.    Expenses of Lender........................................ 44
        Section 12.02.    Restatement............................................... 44
        Section 12.03.    No Waiver; Cumulative Remedies............................ 44
        Section 12.04.    Successors and Assigns.................................... 44
        Section 12.05.    Survival of Representations and Warranties................ 44
        Section 12.06.    Entire Agreement; Amendment............................... 45
        Section 12.07.    Maximum Interest Rate..................................... 45
        Section 12.08.    Notices................................................... 45
        Section 12.09.    APPLICABLE LAW............................................ 46
        Section 12.10.    Counterparts.............................................. 46
        Section 12.11.    Severability.............................................. 46
        Section 12.12.    Headings.................................................. 46
        Section 12.13.    Non-Application of Chapter 15 of Texas Credit Code........ 46
        Section 12.14.    Controlling Provision Upon Conflict....................... 46


                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT (the "Agreement"), dated as of March 30, 1994, is by and between DRIL-QUIP, INC., a Texas corporation ("Borrower"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Lender").

          In consideration of the mutual covenants and agreements herein contained, Borrower and Lender agree as follows:

                                   ARTICLE I

                                  Definitions
          Section 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

          "Accounts" means accounts (as such term is defined in the UCC) and "Account" means any of the Accounts.

          "Advance" means an advance of funds by Lender to Borrower pursuant to
Article II, Article III or Article IV.

          "Advancing Credit Commitment Fee" shall have the meaning set forth in
Section 3.07 hereof.

          "Advancing Credit Commitment Period" means the period commencing on the date of this Agreement and ending on the Advancing Credit Termination Date.

          "Advancing Credit Committed Sum" means ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) , as such amount may be reduced pursuant to Section 3.06 or otherwise.

          "Advancing Credit Loan" means the Loan made by Lender to Borrower, in one or more Advances, during the Advancing Credit Commitment Period, pursuant to
Section 3.01.

          "Advancing Credit Note" means the promissory note in favor of Lender in substantially the form of Exhibit B hereto, and all extensions, renewals and modifications thereof.

          "Advancing Credit Termination Date" means 11:00 a.m. Houston, Texas, time on September 30, 1994, or such earlier date as the Commitment to make Advances pursuant to Section 3.01 terminates as provided in this Agreement.

          "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, Borrower.

          "Agreement" means this Credit Agreement (including all Exhibits and Schedules attached hereto), as the same may be amended or supplemented from time to time.

          "Application" means the document between Borrower and Lender relating to a Letter of Credit and evidencing, inter alia, the agreement of Lender to issue such Letter of Credit and Borrower's reimbursement obligation with respect thereto, which Application shall be in form and substance satisfactory to Lender.

          "Authorized Financial Officer" means the Chairman of the Board of Directors, President, Vice President, Chief Financial Officer, Treasurer or Controller of Borrower.

          "Available Sum" means, as of the date of any determination thereof, the Borrowing Base less the sum of (w) the aggregate unpaid balance of the Revolving Credit Loan plus (x) the aggregate amount of any pending Notice of Revolving Credit Borrowing plus (y) the aggregate contingent liability of Lender under all open Letters of Credit plus (z) the aggregate amount of any pending Notice of Letter of Credit Issuance.

          "Bank One Texas Base Rate" means at any time the lesser of (i) the rate of interest per annum then most recently established by Lender as its Bank One Texas Base Rate in effect from day to day, with each change in the rate of interest charged as the Bank One Texas Base Rate to become effective, without notice to Borrower, on the effective date of each change in the Bank One Texas Base Rate, such Bank One Texas Base Rate to be computed on the basis of a year composed of 365 days for the actual number of days elapsed (including the first day but excluding the last day) or (ii) the Maximum Rate (as herein defined).

          "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower by Lender in Advances under this Agreement and the Notes.

          "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts, plus (b) fifty percent (50%) of Eligible Inventory; provided, however, that fifty percent (50%) of Eligible Inventory shall never exceed sixty percent (60%) of the Borrowing Base.

          "Borrowing Base Deficiency" shall have the meaning set forth in
Section 2.14 hereof.

          "Borrowing Base Report" shall have the meaning set forth in Section
2.14 hereof.

          "Borrowing Date" means a date upon which an Advance is to be made hereunder.

          "Business Day" means a day when Lender is open for business.

          "Closing" means the exchange of the various documents and instruments by the parties hereto on the Closing Date (as defined in Section 7.01 hereof) which are required to be exchanged on the Closing Date to consummate the initial Advances (regardless of whether such initial Advances are then made) and related transactions in accordance with Article VII hereof.

          "Closing Date" shall have the meaning set forth in Section 7.01 hereof.

          "Collateral" shall have the meaning set forth in Section 6.01.

          "Commitment" means (i) the commitment of Lender to make available the Revolving Credit Loan hereunder, (ii) the commitment of Lender to make available the Advancing Credit Loan hereunder, (iii) the commitment of Lender to make available the Term Loan hereunder and (iv) the commitment of Lender to issue the Letters of Credit hereunder.

          "Consolidated" means, with reference to any item, such item of Borrower or any Material Company or, if Borrower or any Material Company shall have any Subsidiary or Subsidiaries which are consolidated for financial reporting purposes for the date or for the period as of or with respect to which a determination is made, of Borrower, the Material Companies and such Subsidiary or Subsidiaries, consolidated in accordance with GAAP.

          "Consolidated Tangible Net Worth" means, on any date as of which the amount thereto is to be determined, all amounts which, as determined in accordance with GAAP, would be included as stockholders' equity (including capital stock, capital in excess of par value and retained earnings [or deficit] but excluding treasury stock) on a Consolidated balance sheet of Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom (i) any amount at which shares of capital stock of Borrower or any Material Company appear as an asset on such Person's balance sheet, (ii) goodwill, including any amounts, however designated, which represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (iii) patents, trademarks, trade names, franchises, experimental expense and copyrights, (iv) deferred expenses, (v) loans and advances to any stockholder, director, officer, or employee of Borrower or any Subsidiary or any Affiliate (vi) all other assets which are properly classified as intangible assets and (vii) any surplus resulting from any write-up of assets subsequent to the date of this Agreement. Notwithstanding anything to the contrary herein, foreign currency translation adjustments shall be excluded in the calculation of Consolidated Tangible Net Worth.

          "Debt" means for any Person (i) all indebtedness whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.

          "Default" means the occurrence of any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

          "DQAP" means Dril-Quip Asia Pacific Pte Ltd, a company incorporated in the Republic of Singapore.

          "DQE" mean Dril-Quip (Europe) Limited, a private limited company formed under the Companies Act of the United Kingdom 1948, as amended.

          "Eligible Accounts" means at any date of determination thereof, all Accounts of Borrower that are acceptable to Lender in its sole reasonable discretion and satisfy the following eligibility requirements:

               (i) If the Account arises because of the sale of goods, such goods have been shipped or delivered on an open account basis (or Lender has been provided with a letter from the customer accepting title for the goods prior to shipment and accepting risk of loss with respect thereto and confirming its obligation to pay for such goods on Borrower's regular terms to such customer) and on an absolute sales basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned, rejected, lost or damaged;

               (ii) The Account is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is assigned and delivered to and is acceptable to Lender;

               (iii) The account debtor obligated on such account is not insolvent or the subject of any bankruptcy, reorganization, receivership or insolvency proceedings of any kind and Lender is reasonably satisfied with the credit worthiness of such account debtor;

               (iv) The Account is a valid, legally enforceable obligation of the relevant account debtor not subject to any offset, defense or claim denying or limiting liability thereunder, other than normal discounts and allowances granted in the ordinary course of Borrower's business on prior notice to Lender, and other than any amount in dispute or subject to debit memorandum which shall have been deducted from the total Account to determine what may otherwise be the balance of the Eligible Account;

               (v) The Account is subject to Lender's prior perfected security interest and is not subject to any Lien other than any Permitted Lien;

               (vi) The Account has arisen with respect to:

                    (1) sales invoiced for net payment on terms of thirty (30)
               days or less after the date of the invoice and which remain unpaid for no longer than ninety (90) days after the date of invoice or the due date on the invoice; or

                    (2) sales invoiced for net payments beyond thirty (30) days, and which remain unpaid for no longer than thirty (30) days after due date, on the condition that no invoice will be eligible for more than ninety (90) days before due date;

               (vii) If the Account debtor is located in a jurisdiction which requires the filing of any tax report or tax return with respect to any Account, such tax reports and tax returns have been filed by Borrower;

               (viii) The Account is not owing from any employee, officer, agent, director, or a stockholder of Borrower or any Subsidiary, or from an Affiliate;

               (ix) The Account does not arise from a contract containing a prohibition against granting a security interest therein;

               (x) The Account is not an account from the United States of America or any agency thereof, unless the provisions of The Federal Assignment of Claims Act have been complied with in regard to the Account;

               (xi) If ten percent (10%) or more of Accounts owing from an account debtor become ineligible for reason of being past-due and Borrower fails to notify Lender in writing of such fact before such fact is reflected on the Borrowing Base Report next delivered to Lender pursuant to Section 2.14, then, unless expressly approved by Lender in writing, all Accounts owed by such account debtor shall be ineligible;

               (xii) If ten percent (10%) or more of Accounts owing from an account debtor become ineligible for reason of being past-due and Borrower notifies Lender in writing of such fact before such fact is reflected on the Borrowing Base Report next delivered to Lender pursuant to Section 2.14, then, unless Lender notifies Borrower in writing that all Accounts owed by such account debtor are ineligible (which decision Lender shall make in its sole good faith discretion), all the Accounts owed by such account debtor which satisfy all of the other eligibility requirements of this definition, except for clause
          (vi), shall be Eligible Accounts; and

               (xiii) If the Lender has determined, in its sole reasonable discretion, that the effect of any rebate or other sales program with respect to any Accounts would be to reduce collections of the face amounts of such Accounts, then the Lender may reduce the eligibility of the face amount of such Accounts to the extent of any such rebate or the amount covered by such sales program.

          "Eligible Inventory" means at any date of determination thereof, all Inventory of Borrower that is acceptable to Lender in its sole reasonable discretion, but not exceeding the lesser of the actual cost or fair market value of Borrower's Inventory. With respect to Inventory, "actual costs" shall mean the sum of (i) the purchase price of the materials included in the raw materials, work in process, and finished goods and (ii) all direct labor costs attributable to the work in process or finished goods, less any progress payments or partial billings included in such Inventory as reflected in Borrower's work orders, if any, for such Inventory. Inventory is "eligible" only if, on the date as of which the determination is being made, it satisfies the following eligibility requirements:

               (i) The Inventory consists of raw materials, work in process and finished goods;

               (ii) The Inventory does not consist of consigned Inventory;

               (iii) The Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use and/or sale and is either currently usable or currently saleable in the normal course of business of Borrower and is not otherwise unacceptable to the Lender due to age, type, category and/or quantity;

               (iv) Inventory not located at one of the Permitted Locations that otherwise would be Eligible Inventory hereunder and which exceeds ten percent (10%) of the value of all Eligible Inventory shall not be Eligible Inventory;

               (v) The Inventory is subject to Lender's prior perfected security interest and is not subject to any other Lien other than Permitted Liens;

               (vi) If the lesser of the actual cost or fair market value of Tubular Goods exceeds thirty percent (30%) of Eligible Inventory, then the amount of such excess shall be ineligible; and

               (vii) Inventory which has been determined by Lender, in its sole reasonable discretion, to be ineligible because such Inventory is damaged, not currently usable or currently saleable in the normal course of business of Borrower, shall not be Eligible Inventory for purposes hereof.

          "ERISA" shall have the meaning set forth in Section 8.12 hereof.

          "Event of Default" shall have the meaning specified in Section 11.01.

          "Excess Amount" shall have the meaning set forth in Section 2.14 hereof.

          "Existing Letters of Credit" means those certain letters of credit issued by Lender for the account of Borrower as more particularly described on
Schedule 12 hereto.

          "Existing Liens" means any Lien on any assets or properties of Borrower, including all such Liens that secure Debt of Borrower in an amount (including any amounts which Borrower has the right to borrow under the documents, agreements and instruments evidencing such Debt and Liens, whether or not then advanced by such lender), as of the date of this Agreement, at least equal to $50,000.00, as fully described in Schedule 1 hereto.

          "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

          "Inventory" means as at the date of determination, all Inventory (as such term is defined in the UCC) of Borrower.

          "Investments" means all loans, advances, capital contributions and transfers of assets (other than for cash in an amount equal to the fair market value of the assets transferred) and all purchase and other acquisitions for consideration or evidences of indebtedness, capital stock or other securities of any partnership, corporation, firm or other Person.

          "Letter of Credit" means either a standby letter of credit or a commercial letter of credit issued by Lender for the account of Borrower in accordance with the terms of Article II hereof.

          "Letter of Credit Fee" shall have the meaning set forth in Section
2.13 hereof.

          "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Debt or any other obligation, whether arising by agreement, or under any statute or law of any applicable jurisdiction, or otherwise.

          "Loans" means, collectively, the Revolving Credit Loan, the Advancing Credit Loan and the Term Loan, and "Loan" means singly, the Revolving Credit Loan, the Advancing Credit Loan or the Term Loan.

          "Loan Papers" means this Agreement and all promissory notes, deeds of trust, security agreements, or their equivalent under applicable laws, financing statements, collateral assignments, guaranties, letters of credit, and other instruments, documents, and agreements executed and delivered pursuant to, in connection with or as contemplated by this Agreement and any future amendments, supplements or other modifications hereto or thereto.

          "Material Companies" means, collectively, both DQAP and DQE, and "Material Company" means, singly, DQAP or DQE.

          "Maximum Rate" has the meaning set forth in Section 2.02 hereof.

          "Notes" shall mean the Revolving Credit Note, the Advancing Credit Note and the Term Note and all extensions, renewals and modifications thereof.

          "Notice of Advancing Credit Borrowing" shall have the meaning set forth in Section 3.04 hereof.

          "Notice of Credit Issuance" shall have the meaning set forth in
Section 2.08 hereof.

          "Notice of Revolving Credit Borrowing" shall have the meaning set forth in Section 2.04 hereof.

          "Obligations" means all present and future obligations, liabilities and indebtedness, and all renewals and extensions thereof, or any part thereof, of Borrower to Lender arising pursuant to the Loan Papers and all interest accruing thereon and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such obligations, liabilities and indebtedness are direct or indirect, primary or secondary, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness and obligations evidenced by the Notes, all reimbursement obligations with respect to the Letters of Credit and all obligations referred to in any and all other Loan Papers. The Letter of Credit Fee called for by Section 2.13 hereof and the Advancing Credit Commitment Fee called for by Section 3.07 hereof shall be included within the Obligations.

          "Payment Notice" shall have the meaning set forth in Section 2.14 hereof.

          "Permitted Investments" means any one or more of the following:

               (a) readily marketable securities issued or fully guaranteed by the United States of America;

               (b) certificates of deposit, eurodollar or repurchase obligations with maturities of one year or less from the date of acquisition thereof of any commercial bank operating in the United States having capital and surplus in excess of $100,000,000.00;

               (c) certificates of deposit or time deposits of any commercial bank operating in the United States with maturities of one (1) year or less from the date of such deposit where any and all such deposits are at all times fully insured at such institution by the Federal Deposit and Insurance Corporation;

               (d) commercial paper of a domestic issuer if at the time of purchase such paper is rated "AA" by Moody's Investors Service with maturities of not more than one hundred eighty (180) days; and

               (e) capital contributions by Borrower to any Material Company.

          "Permitted Liens" means any one or more of following:

               (i) Liens for taxes, assessments or governmental charges either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with GAAP;

               (ii) Deposits, pledges or other liens to secure the payment of workers' compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business and in each case to secure such obligations not yet delinquent, or if delinquent which are being diligently contested in good faith and as to which adequate reserves shall have been set aside in conformity with GAAP;

               (iii) Materialmen's, mechanics', worker's, repairmen's, employees', warehousemen's, carrier's or other like statutory or common law liens, in each case arising in the ordinary course of business to secure obligations not yet delinquent, or if delinquent which are being diligently contested in good faith and as to which adequate reserves shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;

               (iv) Purchase money liens, purchase money security interests, or title retention arrangements upon or in any property acquired or held by any Person in the ordinary course of business to secure purchase money indebtedness which is otherwise permitted by Section 10.01 hereof and is incurred solely for the purpose of financing the acquisition of such property, or renewals or extensions thereof;

               (v) Existing Liens, or continuations, renewals and extensions thereof; provided, however, that such Existing Lien shall not secure any additional Debt (except any amounts which a Person has the right to borrow under the documents, agreements and instruments evidencing Debt existing as of the Closing Date) created pursuant to any such continuation, renewal or extension; or

               (vi)  Lender's Liens.

          "Permitted Locations" means the locations listed on Schedule 2 attached hereto, all of which are and shall at all times be locations in the continental United States or locations where the Lender, in its sole discretion, has made all filing necessary to perfect a security interest in any Inventory at such location, and which are and shall at all times be either (i) locations, where Collateral is located, owned by Borrower; (ii) locations, where Collateral is located, leased by, in each case for which Borrower shall have obtained landlords' waivers acceptable in form and substance to Lender; or (iii) public warehouses for which Borrower shall use its best efforts to have: (1) filed financing statements against such warehouseman covering the Inventory, which financing statements shall have been assigned to Lender, and (2) obtained warehouseman's waivers acceptable in form and substance to Lender, except that Lender shall have the option to exclude from Eligible Inventory, Inventory at warehouse locations having in the aggregate a value less than $30,000.00, but the exclusion of such Inventory from Eligible Inventory shall be in the sole discretion of Lender.

          "Person" means and includes any natural person, corporation, business trust, association, company, partnership, joint venture, or other entity.

          "Revolving Credit Available Loan Amount" means, as of the date of any determination thereof, the lesser of (i) the Revolving Credit Committed Sum less the sum of (w) the aggregate unpaid balance of the Revolving Credit Loan plus
(x) the aggregate amount of any pending Notice of Revolving Credit Borrowings plus (y) the aggregate contingent liability of Lender under all open Letters of Credit plus (z) the aggregate amount of any pending Notice of Credit Issuance or
(ii) the Available Sum.

          "Revolving Credit Commitment Period" means the period commencing on the Closing Date and ending on the Revolving Credit Termination Date.

          "Revolving Credit Committed Sum" means FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), as such amount may be reduced pursuant to Section 2.06.

          "Revolving Credit Loan" means the Loan made by Lender to Borrower, in one or more Advances, during the Revolving Credit Commitment Period, pursuant to
Section 2.01.

          "Revolving Credit Note" means the promissory note in favor of Lender in substantially the form of Exhibit A hereto, and all extensions, renewals and modifications thereof.

          "Revolving Credit Termination Date" means October 1, 1995, or such earlier date as the Revolving Credit Commitment terminates as provided in this Agreement.

          "Rights" means with respect to any Person, the rights, remedies (equitable or legal), claims, causes of action, powers, and privileges granted to such Person pursuant to any or all of the Loan Papers or any other document, instrument or other agreement heretofore, now, or hereafter executed in connection therewith, whether granted or arising pursuant to the express provisions of any of the foregoing, or at law, or in equity, by constitution, statute, case or otherwise.

          "Security Documents" means the documents described in Section 6.01 hereof and all other documents now or hereafter existing which provide Lender with Collateral to secure the Obligations, as the same may be amended or restated from time to time.

          "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by Borrower, DQE, DQAP and/or any other Subsidiary, individually or jointly.

          "Term Loan" means the loans made by Lender pursuant to Section 4.01 and evidenced by the Term Note.

          "Term Note" means the promissory note described in Section 4.01 hereof in favor of Lender in substantially the form of Exhibit C hereto, and all extensions, renewals and modifications thereof.

          "Tubular Goods" means all tubular goods of Borrower.

          "UCC" means the Uniform Commercial Code as adopted and amended by the State of Texas.

          Section 1.02. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural form of the term defined. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes disclosed to Lender, consistent with GAAP and approved by Borrower's independent public accountants) with the most recent respective financial statements of Borrower delivered to Lender. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision. The terms defined in Section 1.01 hereof, unless the context requires otherwise, will have the meaning assigned to them in
Section 1.01 hereof, and will include the plural as well as the singular. All other terms used herein shall have the meanings as otherwise stated herein or as otherwise defined in the UCC.

                                   ARTICLE II

                             Revolving Credit Loan

          Section 2.01. Commitment for Revolving Credit Loan. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred or is continuing or no Default or Event of Default will have occurred upon the making of such Advance, Lender agrees to lend to Borrower, pursuant to this Agreement, such amounts as the Borrower may request in one or more Advances, from time to time during the Revolving Credit Commitment Period to and including the Revolving Credit Termination Date; provided that the aggregate principal amounts available at any time under the Revolving Credit Loan shall not at any time exceed the Revolving Credit Available Loan Amount.

          Section 2.02. Revolving Credit Note. The obligation of Borrower to repay the Revolving Credit Loan shall be evidenced by the Revolving Credit Note executed by Borrower, payable to the order of Lender, in the principal amount of the Revolving Credit Committed Sum and dated the date of the making of the Revolving Credit Loan. The principal of the Revolving Credit Loan shall be due and payable on the Revolving Credit Termination Date. The Revolving Credit Loan shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the maximum rate permitted from day to day by applicable law ("Maximum Rate"), including as to Article 5069-1.04 Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling," or (b) the sum of the Bank One Texas Base Rate in effect from day to day plus one-half of one percent (1/2%), each such change in the rate of interest charged hereunder to become effective, without notice to Borrower, on the effective date of each change in the Bank One Texas Base Rate; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Revolving Credit Loan to be limited to the Maximum Rate, then any subsequent reduction in the Bank One Texas Base Rate shall not reduce the rate of interest on the Revolving Credit Loan below the Maximum Rate until the aggregate amount of interest accrued on the Revolving Credit Loan equals the aggregate amount of interest which would have accrued on the Revolving Credit Loan if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loan shall be due and payable (a) quarterly in arrears, on the 1st day of each successive July, October, January and April commencing on July 1, 1994, until payment in full of the outstanding principal under the Revolving Credit Note and (b) on the Revolving Credit Termination Date. All past due principal and interest shall bear interest at the Maximum Rate.

          Section 2.03. Expiration of Commitment to Lend under Revolving Credit. The maximum obligation of Lender to make Advances under Section 2.01 hereof or to issue Letters of Credit under Section 2.08 hereof shall not at any time exceed in the aggregate the Revolving Credit Committed Sum, and Lender's obligation to make additional Advances under Section 2.01 hereof or to issue Letters of Credit under Section 2.08 hereof shall terminate and expire at 11:00 A.M., Houston, Texas time on the Revolving Credit Termination Date; provided that Borrower's Obligations and the Rights of Lender under the Loan Papers shall continue in full force and effect until the Obligations have been paid and performed in full.

          Section 2.04. Procedure for Borrowing Under the Revolving Credit Loan. During the Revolving Credit Commitment Period, Borrower shall give Lender a written notice executed on behalf of Borrower by any Authorized Financial Officer of Borrower (the "Notice of Revolving Credit Borrowing") of any proposed Borrowing under the Revolving Credit Loan which shall be irrevocable. Each Notice of Revolving Credit Borrowing shall be received by Lender not later than 11:00 A.M., Houston, Texas time, at least two (2) Business Days prior to any proposed Borrowing requested by Borrower. Each such Notice of Revolving Credit Borrowing shall be in substantially the form of Exhibit D attached hereto. Lender, at its option, may from time to time accept telephonic requests for Advances; provided that Borrower shall promptly thereafter provide Lender with a completed Notice of Revolving Credit Borrowing. Lender is hereby authorized to act in reliance upon a certificate of incumbency from Borrower's Secretary or Assistant Secretary as to the identity of the foregoing officers and their due appointment and authorization to issue Borrowing requests and receive proceeds of Advances hereunder on behalf of Borrower unless and until Lender is in actual receipt of written notice by Borrower of revocation of said appointment and authorization. If prior to the Borrowing Date, Lender shall request that Borrower provide additional information on or confirmation of the Borrowing Base, Borrower agrees to provide same and Lender shall not have any obligation to make any Advance with respect to a proposed Borrowing until Lender is satisfied with the Borrower's determination of the Borrowing Base. Prior to 11:00 A.M. (Houston, Texas time) on each Borrowing Date and subject to the provisions of Section 2.01, Lender shall make available to Borrower in immediately available funds such requested Advance by deposit to Borrower's deposit account maintained with Lender or such other reasonable disposition of such funds as Borrower shall request in writing. Lender may, and is hereby authorized by Borrower to, endorse on the schedule attached to the Revolving Credit Note or on a continuation of such schedule attached to and made a part of such Revolving Credit Note an appropriate notation evidencing the date and amount of each Advance and payment and prepayment by Borrower of the principal of and interest on the Revolving Credit Loan evidenced by such Revolving Credit Note, but the failure of Lender to make any such endorsement or any incorrect endorsement shall not subject Lender to any liability hereunder and shall not limit or otherwise affect the obligations of Borrower under such Revolving Credit Note.

          Section 2.05. Use of Proceeds of Revolving Credit Loan. The initial Advance under the Revolving Credit Loan shall be made the date of this Agreement and shall be in an amount of $5,000,000.00. The proceeds of all Advances comprising the Revolving Credit Loan shall be used for any legitimate corporate purpose.

          Section 2.06. Reduction or Termination of Revolving Committed Sum. Borrower may at any time by giving at least three (3) Business Days' notice in writing to Lender terminate or reduce the Revolving Credit Committed Sum; provided, however, that (i) no such reduction of the Revolving Credit Committed Sum shall be effective unless the amount by which the Revolving Credit Committed Sum is reduced shall be ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) or an integral multiple thereof, (ii) no such termination or reduction of the Revolving Credit Committed Sum shall be effective unless, simultaneously therewith, all principal outstanding under the Revolving Credit Loan in excess of the new Revolving Credit Committed Sum, after giving effect to the proposed reduction, together with all interest accrued thereon, shall be pre-paid in full by Borrower, and (iii) simultaneously with such termination or reduction, DQE shall have terminated or reduced by the same amount the maximum amount Lender is obligated to loan to DQE pursuant to the revolving credit facility DQE has with Lender. Once reduced or terminated, the Revolving Credit Committed Sum may not be increased or reinstated without the prior written consent of Lender.

          Section 2.07. Agreement to Remain in Effect; Revolving Credit. This Agreement shall remain in effect regardless of the aggregate amount of Advances from time to time outstanding evidenced by the Revolving Credit Note. Subject to the limitations set forth in this Article II and to the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow under the Revolving Credit Note.

          Section 2.08. Letters of Credit. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred and is continuing, Lender will, upon Borrower's request, issue one or more Letters of Credit during the Revolving Credit Commitment Period for the account of Borrower; provided that the aggregate face amount of such Letters of Credit to be issued shall not exceed the Revolving Credit Available Loan Amount; and further provided that the aggregate face amount of all Letters of Credit issued pursuant to this Section 2.08 shall not exceed $1,500,000.00 at any one time. During the Revolving Credit Commitment Period, Borrower shall give Lender written notice executed on behalf of Borrower by any Authorized Financial Officer of Borrower (the "Notice of Credit Issuance") of any proposed issuance of a Letter of Credit. Such Notice of Credit Issuance shall be in substantially the form of Exhibit E attached hereto. Such Notice of Credit Issuance shall be revocable prior to the issuance of the Letter of Credit; provided, however, if such notice is revoked, Borrower shall pay to Lender a fee of $300.00. Each Notice of Credit Issuance, except with respect to Letters of Credit to be opened on the Closing Date, shall be delivered to Lender not less than two (2) Business Days before the requested date of issuance thereof. Additionally, each Notice of Letter of Credit Issuance shall be accompanied by an Application executed by the Company relating to the subject Letter of Credit. If prior to the issuance of any Letter of Credit, Lender shall request that Borrower provide additional information on or confirmation of the Borrowing Base, Borrower agrees to provide same and Lender shall not issue any Letter of Credit covered by the Notice of Letter of Credit Issuance until Lender is satisfied with Borrower's determination of the Borrowing Base. Each Letter of Credit shall be on substantially such terms as Borrower may specify in the relevant Application and must be in form and substance satisfactory to Lender and shall have a fixed expiration date no later than 1:00 P.M. (Houston, Texas time) one (1) year from the issuance thereof. The Existing Letters of Credit shall for all purposes be deemed to have been issued pursuant to this Section 2.08.

          Section 2.09. Aggregate Amounts Available under Letters of Credit. The reimbursement obligation of Borrower to Lender with respect to the Letters of Credit shall be evidenced by the Revolving Credit Note and the Application relating to the subject Letter of Credit. Any amounts paid by Lender with respect to such Letter of Credit shall be deemed to be an Advance by Lender under the Revolving Credit Note as set forth in Section 2.10 hereof.

          Section 2.10. Advances in Respect of Letters of Credit; Reimbursement. (a) Prior to the expiration or termination of the Revolving Credit Commitment Period, if Borrower does not provide Lender with funds, in the amount and on the date necessary to settle such Lender's obligations under any draft drawn or demand made under a Letter of Credit issued by Lender (whether at or prior to the expiration of such Letter of Credit), Lender shall make and Borrower shall accept, an Advance under the Revolving Credit Note in the amount disbursed or to be disbursed by Lender pursuant to such draft on demand, such Advance to be made as of the date of such settlement of the Letters of Credit. The obligations and indebtedness of Borrower to the Lender pursuant to such Advances shall be evidenced by the Revolving Credit Note and the Application relating to the subject Letter of Credit. Anything herein to the contrary notwithstanding, in no event shall any Advance be made under the Revolving Credit Note which, together with the outstanding balance thereunder, would exceed the Revolving Credit Available Loan Amount, and any such excess shall be payable to Lender on demand.

          (b) After the expiration or termination of the Revolving Credit Commitment Period, if any Letter of Credit is outstanding, Borrower agrees (i) to deposit in an interest-bearing cash collateral account opened by Lender an amount equal to the aggregate undrawn amount of such Letters of Credit and (ii) to reimburse Lender in immediately available funds (which may be drawn by Lender from such cash collateral account, including interest accrued thereon) upon demand of Lender at any time, the amount necessary to settle Lender's obligations under any draft drawn or demand made under a Letter of Credit issued by Lender (whether at or prior to the expiration of such Letter of Credit) which has not been paid by the proceeds of Revolving Credit Loans made pursuant to
Section 2.10(a) hereof. After the respective expiry dates of the Letters of Credit and after the Obligations are paid in full, Lender shall return the unused portion of such cash collateral described above, together with all interest earned thereon, to the Borrower.

          (c) In order to induce Lender to issue a Letter of Credit, Borrower agrees that (i) Lender shall not be responsible or liable for, and the obligation of Borrower to reimburse Lender for any payment made by Lender under such Letter of Credit shall not be affected by, (A) the validity, enforceability or genuineness of any note or other document (or any endorsement thereof) presented to Lender under such Letter of Credit, even if such note or other document (or such endorsement) is proven to be invalid, unenforceable, fraudulent or forged, or (B) any dispute between Borrower and the beneficiary under such Letter of Credit, and (ii) any action taken or omitted to be taken by Lender in connection with such Letter of Credit, if taken in good faith and with reasonable care, shall be binding upon Borrower and shall not create any liability for Lender to Borrower.

          Section 2.11. Purpose of Letters of Credit. Subject to the other terms and conditions of this Agreement, Lender shall issue Letters of Credit for any corporate purpose of Borrower or of any Material Company.

          Section 2.12. Conflicts in Terms. In case of any conflict between the terms of any Application with respect to a Letter of Credit and the terms hereof, the terms of this Agreement shall control, except to the extent the Application states that certain specified provisions thereof control, in which case those specified provisions of the Application in question shall control.

          Section 2.13. Letter of Credit Fee. Upon issuance of any Letter of Credit, Borrower agrees to pay to Lender a fee (the "Letter of Credit Fee") equal to the greater of $300.00 or one and one-half of one percent (1-1/2%) per annum of the amount of the Letter of Credit for the period of time from the date of issuance thereof to the stated expiry date.

          Section 2.14. Borrowing Base. The restriction on the aggregate outstanding principal amount of Advances up to the Revolving Credit Available Loan Amount contained in

Section 2.01 hereof shall be cumulative of other limitations and conditions contained in this Agreement or any other Loan Papers. If at any time during the term of this Agreement for whatever reason the Borrowing Base then in effect is less than an amount equal to the sum of (i) the unpaid balance under the Revolving Credit Loan plus (ii) the aggregate contingent liability of Lender under all Letters of Credit (the amount by which the sum of (i) and (ii) exceeds the Borrowing Base being called the "Excess Amount"), Borrower shall, within three (3) days after the determination of such fact, give notice thereof to Lender (a "Payment Notice") and, unless waived by Lender in writing upon the written request of Borrower, Borrower shall, within thirty (30) days after giving of notice to Lender, make mandatory prepayments in accordance with the terms of Section 2.15. Borrower shall compute the Borrowing Base at the Closing as of the last day of the preceding month. Thereafter Borrower shall compute the Borrowing Base, at least monthly (and more often should Lender require), using the Borrowing Base Report in substantially the form attached hereto as Exhibit F (the "Borrowing Base Report"), for the immediately preceding calendar month, which Borrower is obligated to furnish to Lender within twenty (20) days after the end of each calendar month through the term of this Agreement, and more frequent reports if and as Lender may require. The Borrowing Base Report shall be certified by an Authorized Financial Officer of Borrower and shall contain statements to the effect that, as of the date of such Borrowing Base Report, the representations and warranties contained in Article VIII hereof, are true except as disclosed in such report, and there exists no Default under the Loan Papers. Notwithstanding anything to the contrary herein contained, if the Borrowing Base Report shows a Borrowing Base less than an amount equal to the sum of (i) the unpaid balance under the Revolving Credit Loan plus (ii) the aggregate contingent liability of Lender under all Letters of Credit (a "Borrowing Base Deficiency"), and Borrower fails to timely deliver the Payment Notice required by this Section 2.14, Lender may demand that Borrower make, within thirty (30) days, mandatory prepayments in accordance with the terms of Section 2.15.

          Section 2.15. Required Date and Amount of Mandatory Prepayments. Within thirty (30) Business Days after Lender has received a Payment Notice or the Borrowing Base Report which reflects a Borrowing Base Deficiency, unless waived by Lender in writing upon the written request of Borrower, Borrower shall make a prepayment on the Revolving Credit Loan equal to the lesser of (i) the Excess Amount or (ii) the unpaid balance under the Revolving Credit Loan.

                                  ARTICLE III

                             Advancing Credit Loan

          Section 3.01. Commitment for Advancing Credit Loan. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred or is continuing, Lender agrees to lend to Borrower, pursuant to this Agreement, such amounts as the Borrower may request in one or more Advances, from time to time during the Advancing Credit Commitment Period to and including the Advancing Credit Termination Date; provided that such Advances shall not exceed either singularly or cumulatively the Advancing Credit Committed Sum; and further provided that Lender shall not be obligated to make such Loans pursuant to this Section

3.01 in excess of eighty-five percent (85%) of the cost of improvements, eighty percent (80%) of the cost of new equipment, eighty percent (80%) of the cost of used, refurbished equipment and sixty percent (60%) of the cost of used, unrefurbished equipment; provided, however, that with respect to any used, unrefurbished equipment, if Borrower should subsequently refurbish such equipment, then the limit shall be increased to eighty percent (80%) and Borrower may increase the amount borrowed hereunder on account of such equipment to bring the total to eighty percent (80%) of the cost of such equipment and the cost of refurbishing such equipment.

          Section 3.02. Advancing Credit Note. The obligation of Borrower to repay the Advancing Credit Loan shall be evidenced by the Advancing Credit Note executed by Borrower, payable to the order of Lender, in the principal amount of the Advancing Credit Committed Sum and dated of even date herewith. The principal of the Advancing Credit Loan outstanding on the Advancing Credit Termination Date, plus accrued and unpaid interest thereon, shall be due and payable in: (a) two (2) installments of accrued and unpaid interest only due and payable on July 1, 1994 and October 1, 1994; (b) in fifteen (15) consecutive installments each equal to one-thirtieth (1/30th) of the outstanding principal of the Advancing Credit Loan on the Advancing Credit Termination Date, together with all accrued and unpaid interest, the first of such installments being due and payable on or before January 1, 1995 and like installments being due and payable on the first day of each succeeding third calendar month thereafter through and including July 1, 1998; and (c) a final installment shall be due on or before October 1, 1998 in an amount equal to the remaining unpaid principal outstanding on the Advancing Credit Loan together with all accrued and unpaid interest. The Advancing Credit Loan shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Bank One Base Rate in effect from day to day plus three-quarters of one percent (3/4%), each such change in the rate of interest charged hereunder to become effective, without notice to Borrower, on the effective date of each change in the Bank One Base Rate; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advancing Credit Loan to be limited to the Maximum Rate, then any subsequent reduction in the Bank One Base Rate shall not reduce the rate of interest on the Advancing Credit Loan below the Maximum Rate until the aggregate amount of interest accrued on the Advancing Credit Loan equals the aggregate amount of interest which would have accrued on the Advancing Credit Loan if the interest rate specified in clause
(b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Maximum Rate.

          Section 3.03. Expiration of Commitment to Lend under Advancing Credit. The maximum obligation of Lender to make Advances under Section 3.01 hereof shall not at any time exceed, either singularly or cumulatively, the Advancing Credit Committed Sum, and Lender shall have no obligation to make additional Advances under Section 3.01 hereof and Lender's Commitment to lend to Borrower pursuant to Section 3.01 hereof shall terminate and expire at 11:00 a.m., Houston, Texas time on the Advancing Credit Termination Date; provided that Borrower's Obligations and the Rights of Lender under the Loan Papers shall continue in full force and effect until the Obligations have been paid and performed in full.

          Section 3.04. Procedure for Borrowing Under the Advancing Credit Loan. During the Advancing Credit Commitment Period, Borrower shall give Lender a written notice executed on behalf of the Borrower by any Authorized Financial Officer of the Borrower (the "Notice of Advancing Credit Borrowing") of any proposed Borrowing under the Advancing Credit Loan which shall be irrevocable. Each Notice of Advancing Credit Borrowing shall be received by Lender not later than 11:00 a.m., Houston, Texas time, at least one (1) Business Day prior to any proposed Borrowing requested by Borrower together with copies of invoices for the equipment purchased or improvements undertaken. Each such Notice of Advancing Credit Borrowing shall be substantially in the form of Exhibit G attached hereto. Lender, at its option, may from time to time accept telephonic requests for Advances; provided that Borrower shall promptly thereafter provide Lender with a completed Notice of Advancing Credit Borrowing together with copies of invoices for the equipment purchased or improvements undertaken. Lender is hereby authorized to act in reliance upon a certificate of incumbency from Borrower's Secretary or Assistant Secretary as to the identity of the foregoing officers and their due appointment and authorization to issue Borrowing requests and receive proceeds of Advances hereunder on behalf of Borrower unless and until Lender is in actual receipt of written notice by Borrower of revocation of said appointment and authorization. Prior to 11:00 A.M. (Houston, Texas time) on each Borrowing Date and subject to the provisions of Section 3.01, Lender shall make available to Borrower in immediately available funds such requested Advance by deposit to Borrower's deposit account maintained with Lender or other reasonable disposition of such funds as Borrower shall request in writing. Lender may, and is hereby authorized by Borrower to, endorse on the schedule attached to the Advancing Credit Note or on a continuation of such schedule attached to and made a part of such Advancing Credit Note an appropriate notation evidencing the date and amount of each Advance and payment and prepayment by Borrower of the principal of and interest on the Advancing Credit Loan evidenced by such Advancing Credit Note, but the failure of Lender to make any such endorsement or any incorrect endorsement shall not subject Lender to any liability hereunder and shall not limit or otherwise affect the obligations of Borrower under such Advancing Credit Note.

          Section 3.05. Use of Proceeds of Advancing Credit Loan. Notwithstanding anything to the contrary herein, the initial Advance under the Advancing Credit Loan shall be made the date of this Agreement, and shall be in an amount of $1,000,000.00. The proceeds of all additional Advances comprising the Advancing Credit Loan shall be used to pay for up to eighty-five percent (85%) of the costs of Borrower for improvements on the realty described on
Schedule 3 attached hereto, up to eighty-five percent (85%) of the cost of improvements, eighty percent (80%) of the cost of new equipment, eighty percent (80%) of the cost of used, refurbished equipment and sixty percent (60%) of the cost of used, unrefurbished equipment; provided, however, that with respect to any used, unrefurbished equipment, if Borrower should subsequently refurbish such equipment, then the limit shall be increased to eighty percent (80%) and Borrower may increase the amount borrowed hereunder on account of such equipment to bring the total to eighty percent (80%) of the cost of such equipment and the cost of refurbishing such equipment.

          Section 3.06. Reduction or Termination of Advancing Committed Sum. Borrower may at any time by giving at least three (3) Business Days' notice in writing to Lender terminate or reduce the Advancing Credit Committed Sum; provided, however, that no such reduction of the Advancing Credit Committed Sum shall be effective unless the amount by which the Advancing Credit Committed Sum is reduced shall be ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) or an integral multiple thereof. Once reduced or terminated, the Advancing Credit Committed Sum may not be increased or reinstated without the prior written consent of Lender.

          Section 3.07. Advancing Credit Commitment Fee. Borrower agrees to pay to Lender a fee (the "Advancing Credit Commitment Fee") on the average daily unused portion of the Advancing Credit Commitment, from the date of this Agreement to and including the Advancing Credit Termination Date, at the rate of one-half of one percent (1/2%) per annum based on a 365 day year and the actual number of days elapsed, payable in arrears, on July 1, 1994 and on the Advancing Credit Termination Date.

                                   ARTICLE IV

                                   Term Loan

          Section 4.01. Commitment for Term Loan. Subject to the terms and conditions of this Agreement, and provided that no Default or Event of Default has occurred and is continuing on the Closing Date, Lender agrees to make the Term Loan to Borrower under the Term Note, in the amount of TWELVE MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($12,175,000.00).

          Section 4.02. Term Note. The obligation of Borrower to repay the Term Loan shall be evidenced by the Term Note executed by Borrower, payable to the order of Lender, in the principal amount of the Term Loan and dated of even date herewith. The principal of the Term Loan, plus accrued and unpaid interest thereon, shall be due and payable in: (a) fourteen (14) consecutive installments each equal to FOUR HUNDRED SEVENTY-NINE THOUSAND AND NO/100 DOLLARS ($479,000.00) of principal, together with all accrued and unpaid interest, the first of such installments being due and payable on or before April 1, 1994 and like installments being due and payable on the first day of each succeeding third calendar month thereafter through and including July 1, 1997; and (b) a final installment due and payable on October 1, 1997 in an amount equal to the remaining unpaid principal amount outstanding on the Term Loan, together with all accrued and unpaid interest. The Term Loan shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Bank One Texas Base Rate in effect from day to day plus three-quarters of one percent (3/4%), each such change in the rate of interest charged hereunder to become effective, without notice to Borrower, on the effective date of each change in the Bank One Texas Base Rate; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the Bank One Texas Base Rate shall not reduce the rate of interest on the Term Loan below the Maximum Rate until the aggregate amount of interest accrued on the Term Loan equals the aggregate amount of interest which would have accrued on the Term Loan if the interest rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Maximum Rate.

                                   ARTICLE V

                                    Payments

          Section 5.01. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower hereunder and under the Notes shall be made to Lender at its office at 910 Travis, Houston, Texas 77002, in lawful currency of the United States of America and in immediately available funds. Whenever any Payment hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and interest or commitment fee, as the case may be, shall continue to accrue during such extension.

          Section 5.02. Prepayment. Borrower may, on at least three (3) Business Days' notice to Lender, prepay all or any portion of any of the Notes at any time or from time to time without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) or an integral multiple thereof and in the case of the Advancing Credit Note and the Term Note, such prepayment shall be applied to installments of principal thereof in the inverse order of maturity. All prepayments made pursuant to Sections 2.06 or 2.14 shall be similarly applied. Notwithstanding anything to the contrary in this Agreement, however, Borrower shall not prepay the Term Note without DQE simultaneously making a prepayment of the term Debt DQE owes Lender in an amount so that the percentage that DQE's prepayment is to the total amount of principal term Debt DQE then owes Lender is equal to or greater than the percentage Borrower's prepayment is to the total amount of principal then outstanding under the Term Note.

                                   ARTICLE VI

                                   Collateral

          Section 6.01. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any portion thereof are sometimes herein called the "Collateral").

               (a) Borrower shall grant to Lender a first priority lien on the real property located in Harris County, Texas, as more fully described in Schedule 3 attached hereto, and all improvements thereon and all appurtenances thereto and shall assign to Lender all rents, leases, and profits relating to such property pursuant to reasonable documentation acceptable to Lender in its sole good faith discretion.

               (b) Borrower shall grant to Lender a first priority security interest in all of its accounts, accounts receivable, equipment, machinery, fixtures, raw materials, work-in process, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to reasonable documentation acceptable to Lender in its sole good faith discretion.

               (c) Borrower shall grant to Lender a first priority security interest in all of its patents, tradenames and trademarks, whether now owned or hereafter acquired, and all substitutions and replacements therefor, pursuant to reasonable documentation acceptable to Lender in its sole good faith discretion.

               (d) Borrower shall collaterally assign the proceeds of the life insurance policies required to be maintained pursuant to Section 9.17 to Lender pursuant to reasonable documentation acceptable to the issuer of such life insurance policies and the Lender.

               (e) Borrower shall execute and deliver and cause to be executed and delivered such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

          Section 6.02. Setoff. After the occurrence of any Default and so long as such Default is continuing, Lender shall have the right to setoff and apply against the Obligations, without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower for application against any of the Obligations whether or not any portion of the Obligations are then due and payable. As further security for the Obligations, Borrower hereby grants to Lender a security interest in all money, instruments, and other property of Borrower now or hereafter held by Lender, including, without limitation, property held in safekeeping. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all of the sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

                                  ARTICLE VII

                              Conditions Precedent

          Section 7.01. Initial Advance. The obligation of Lender to make the initial Advances is subject to the condition precedent that Lender shall have received from Borrower, as applicable, on or before the day (the "Closing Date") of such Advances all of the following, each dated (unless otherwise indicated) the day of the Advance, in form and substance satisfactory to Lender:

               (a) Resolutions. Resolutions of the Board of Directors of Borrower certified by its Secretary or Assistant Secretary, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Papers to which Borrower is or is to be a party;

               (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Papers to which Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

               (c) Articles of Incorporation. The articles of incorporation of Borrower certified by the Secretary of State of the State of incorporation, and dated within ten (10) days prior to the date of the initial Advance;

               (d) Bylaws. The bylaws of Borrower certified by the Secretary or an Assistant Secretary;

               (e) Governmental Certificates. Certificates of the appropriate government officials of the jurisdiction of incorporation of Borrower as to its existence and good standing, each dated within ten (10) days prior to the date of the initial Advance;

               (f) Foreign Qualification. Certificates of the appropriate governmental officials of each jurisdiction in which Borrower is qualified to do business to the effect that Borrower is so qualified and is in good standing under the laws of such jurisdiction, each dated within ten (10) days prior to the date of the initial Advance;

               (g) Notes.  The Notes executed by Borrower;

               (h) Security Documents. The Security Documents executed by Borrower;

               (i) Financing Statements. Uniform Commercial Code financing statements executed by Borrower covering such Collateral as Lender may request;

               (j) Insurance Policies. Copies of all casualty insurance policies required by Section 9.17, showing Lender as loss payee;

               (k) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in the office of the Secretaries of State of State of Texas, such search to be as of a date no more than ten (10) days prior to the date of the initial Advance;

               (l) Opinion of Counsel. A favorable opinion or opinions of legal counsel to Borrower as of the Closing Date;

               (m) Other Documents. Such other documents, opinions, certificates, and evidence as Lender or Lender's counsel may reasonably request;

               (n) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Lender and Lender's counsel, and Lender shall have received copies of all documents which it may reasonably request in connection with such transactions and all corporate proceedings with respect thereto in form and substance satisfactory to Lender and Lender's counsel; and

          Section 7.02. Additional Revolving Credit Advances. The obligation of Lender to make any additional Advance pursuant to Article II hereof is subject to the following additional conditions precedent:

               (a) Advance Request Form. Lender shall have received, not later than 11:00 A.M., Houston, Texas time, at least two (2) Business Days prior to the date of such Advance, an appropriate form of Notice of Revolving Credit Borrowing or Notice of Credit Issuance as applicable, dated the date of such Advance, executed by an authorized officer of Borrower, all of the statements in which shall be true and correct on and as of such date;

               (b) Additional Information. Lender shall have received such additional documents, instruments, and information as Lender or its legal counsel may request; and

               (c) Other Matters. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

          Section 7.03. Additional Conditions to Each Advancing Credit Advance. The obligation of Lender to make any Advance, including, without limitation, the initial Advance, pursuant to Article III hereof is subject to the following additional conditions precedent:

               (a) Advance Request Form. Lender shall have received, not later than 11:00 A.M., Houston, Texas time, at least one (1) Business Days prior to the date of such Advance, an appropriate form of Notice of Advancing Credit Borrowing as applicable, dated the date of such Advance, executed by an authorized officer of Borrower, all of the statements in which shall be true and correct on and as of such date;

               (b) Invoices. Lender shall have received not later than 11:00 A.M., Houston, Texas time, at least one (1) Business Day prior to the date of such Advance copies of the invoices for equipment purchased or improvements undertaken that are to be financed with such Advance.

               (c) Additional Information. Lender shall have received such additional documents, instruments, and information as Lender or its legal counsel may request; and

               (d) Other Matters. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

                                  ARTICLE VIII

                         Representations and Warranties

          To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

          Section 8.01. Corporate Existence. Borrower and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power to own assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations. Borrower has the corporate power and authority to execute, deliver, and perform its obligations under the Loan Papers to which it is or may become a party.

          Section 8.02. Financial Statements. Borrower has delivered to Lender the audited Consolidated financial statements of Borrower and the Subsidiaries as at and for the fiscal year ended December 31, 1992, and unaudited Consolidated financial statements of Borrower and the Subsidiaries for the nine
(9) month period ended September 30, 1993. Such financial statements are true and correct in all material respects, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any Subsidiary has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the condition, financial or otherwise, or operations of Borrower or the Subsidiaries, on a consolidated basis, since the date of the most recent financial statements referred to in this Section 8.02.

          Section 8.03. Default. Neither Borrower nor any Material Company is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of such Person or of any agreement relating thereto, or under any order, writ, injunction, or decree of any tribunal, or in default in any material respect under or in violation of any order, regulation, or demand of any tribunal, which default or violation could have a material adverse effect on Borrower or such Material Company.

          Section 8.04. Authorization and Compliance with Laws and Material Agreements. The execution, delivery, and performance by Borrower of this Agreement, the Borrowings, and the execution, delivery and performance of the Notes and the other Loan Papers to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate the articles of incorporation or bylaws of Borrower or any law or any order of any court, governmental authority or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in Article
VI) upon any assets of Borrower or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Borrower or any Subsidiary or their respective properties is bound.

          Section 8.05.  Litigation and Judgments.  Except as disclosed on
Schedule 4 hereto, there is no action, suit, or proceeding before any court, governmental authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary that would, if adversely determined, have a material adverse effect on the financial condition or operations of Borrower or any Subsidiary or the ability of Borrower to pay and perform the Obligations under this Agreement or would invalidate any patent or trademark currently owned or held, directly or indirectly, by Borrower. There are no outstanding judgments against Borrower or any Subsidiary.

          Section 8.06. Rights in Properties; Liens. Borrower has good and indefeasible title or valid leasehold interests in its properties and assets, real and personal reflected in the financial statements described in Section 8.02, and none of the properties, assets, or leasehold interests of Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 10.01. Borrower represents and warrants that substantially all of its tangible properties and assets reflected in said financial statements are located in the continental United States.

          Section 8.07. Enforceability. This Agreement constitutes and the other Loan Papers to which Borrower is a party, when delivered, shall constitute, legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

          Section 8.08. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Borrower of this Agreement or the other Loan Papers to which Borrower is or may become a party or the validity or enforceability thereof.

          Section 8.09. Debt. Neither Borrower nor any Subsidiary has any Debt other than (i) the Debt disclosed on Schedule 5 attached hereto, (ii) Debt owed to Lender or (iii) Debt reflected in the financial statements most recently delivered to Lender.

          Section 8.10. Taxes. Borrower and each Subsidiary has filed all tax returns (federal, state, local and foreign) required to be filed, including all income, franchise, employment, property and sales taxes, and have paid all of their respective tax liabilities, and except as disclosed on Schedule 11 attached hereto, Borrower does not know of any pending investigation of Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower or any Subsidiary.

          Section 8.11. Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Neither Borrower nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or the Notes to violate Regulations G, T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

          Section 8.12. ERISA. With respect to each employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1984, as amended ("ERISA"), Borrower and each Subsidiary has complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions which would give rise to any liability thereunder (other than routine claims for benefits payable thereunder). No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

          Section 8.13. Disclosure. No representation or warranty made by Borrower in this Agreement or in any other Loan Papers contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, assets, financial condition or operations of Borrower or any Subsidiary.

          Section 8.14. Subsidiaries. There are no Subsidiaries of Borrower or any Subsidiary other than those listed on Schedule 6 attached hereto, and
Schedule 6 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of Borrower's or each Subsidiary's ownership of the outstanding voting stock of each Subsidiary. Except as disclosed on Schedule 7, there are no outstanding contracts, instruments, documents, or agreements binding upon Borrower or any Subsidiary granting to any Person or groups of Persons any right to purchase or acquire shares of the capital stock of any of such Subsidiary which would in the event that the rights granted thereby were acted upon, result in Borrower or any Subsidiary retaining ownership of less than the majority of the issued and outstanding voting stock of such Subsidiary, and the stockholders (other than Borrower or any Subsidiary) of any such Subsidiary are not entitled to any preemptive rights with respect to the issuance of any capital stock of any such Subsidiary which would in the event that the rights granted thereby were acted upon result in Borrower or any Subsidiary, retaining ownership of less than the majority of the issued and outstanding voting stock of such Person.

          Section 8.15. Principal Place of Business. The principal place of business and chief executive office of Borrower and the place where Borrower keeps its books and records is located at the address set forth in Article XII.

          Section 8.16. Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 8.17. Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 8.18. Contracts. To the best of Borrower's knowledge, neither Borrower nor any Subsidiary is a party to, or bound by, any agreement, condition, contract, or arrangement which might in the future have a material adverse effect on the business, operations, or financial condition of Borrower or any Subsidiary.

          Section 8.19. Compliance with Law. Borrower and each Subsidiary have all necessary operating licenses and are in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower or any Subsidiary or any of their respective properties necessary to enable each to carry on their respective businesses in all material respects. No event which with either the passage of time or the giving of notice or both, will cause either of the foregoing representations to become untrue.

          Section 8.20. Consent. Except as set forth on Schedule 8 attached hereto and except for the filing with public officials in order to perfect Lender's Liens, no consent of any Person and no consent, license, permit, approval or authorization of, or registration or declaration with, any tribunal is required in connection with the execution, delivery and performance of this Agreement, the Notes, and the other Loan Papers to which Borrower is a party, or to the extent that any such consent or other action may be required, it has been validly procured.

          Section 8.21. Securities Laws. Except with respect to Lender, Borrower has not directly or indirectly offered the Notes for sale to, or solicited any offer to buy the Notes, or otherwise negotiated in respect thereof with, any Person (except Lender) and has not done (or omitted to do) any other act, so as to bring the issuance or sale thereof within the registration requirements of the Securities Act of 1933, as amended, and the Borrower has complied with or is exempt from the registration provisions of all state securities or "blue sky" laws applicable to the issuance or sale of the Notes.

          Section 8.22. Existing Loans to Affiliates. Except for the loans listed on Schedule 9 attached hereto, Borrower does not have any loans to an Affiliate.

          Section 8.23. Patents and Trademarks. Borrower is the owner and holder of the patents and trademarks described on Schedule 10 attached hereto and the patents and trademarks described on Schedule 10 are all of the United States and United Kingdom patents and trademarks owned, directly or indirectly, by Borrower. Lender hereby agrees to hold the information set forth on Schedule 10 confidential.

                                   ARTICLE IX

                             Affirmative Covenants

          Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will perform and observe the following positive covenants, unless the Lender shall otherwise consent in writing:

           Section 9.01.      Financial Statements.  Borrower will furnish to
Lender:

               (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1993, a copy of the annual audit report of Borrower and the Subsidiaries for such fiscal year containing, on a Consolidated basis, balance sheets, statements of income, statements of stockholders' equity, and statements of changes in cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of nationally recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP;

               (b) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1993, a copy of an unaudited financial report of Borrower and the Subsidiaries for such fiscal year, containing, on a consolidating basis, balance sheets, statements of income, and statements of changes in cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and, certified by an Authorized Financial Officer of Borrower as having been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and the Subsidiaries, on a consolidating basis, at the date and for the period indicated therein;

               (c) As soon as available, and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of Borrower, a copy of an unaudited financial report of Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a Consolidated basis, balance sheets, statements of income, and statements of changes in cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and, certified by an Authorized Financial Officer of Borrower as having been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Borrower and the Subsidiaries, on a Consolidated basis, at the date and for the period indicated therein;

               (d) Concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate by an Authorized Financial Officer of Borrower certifying to Lender that, based upon his examination of the affairs of Borrower and each Subsidiary performed in connection with the preparation of said financial statements, he is not aware of any Default or Event of Default or, if he is aware of such Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such condition or event;

               (e) As soon as available, but not later than twenty (20) calendar days after the end of each calendar month, a Borrowing Base Report, accompanied by a certificate by an Authorized Financial Officer of Borrower certifying to Lender that, based upon his examination of the affairs of Borrower performed in connection with the preparation of said Borrowing Base Report, he is not aware of any Default or Event of Default or, if he is aware of such Default or Event of Default, the nature thereof;

               (f) All management and other reports to Borrower's and each Material Company's financial condition or the Collateral or any part thereof, including drafts if no final report is issued, submitted to Borrower by the independent public accounting firm employed by Borrower; and

               (g) Such other data and information (financial and otherwise) , as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's or any Material Company's financial condition and/or results of operations.

          Section 9.02. Periodic Miscellaneous Reports. Promptly, but in no event later than five (5) Business Days after Borrower's learning thereof, Borrower shall inform Lender, in writing, of (i) as to any Accounts where the aggregate amount in question is in excess of $100,000.00; (x) any material delay in Borrower's performance of any of its obligations to any account debtor and of any assertion of any disputes, claims, credits, offsets or counterclaims by any account debtor and of any allowances, credits or other monies granted by Borrower to any account debtor; (y) any material adverse information relating to the financial condition of any account debtor; and (z) any material adverse facts relating to any Account; (ii) any litigation affecting Borrower or any Subsidiary if any claims are made for amounts in excess of $250,000.00 or if such litigation involves an account debtor if any claims are made for amounts in excess of $100,000.00, whether or not the claim is to be covered by insurance, and of the institution of any litigation which might have a material adverse effect on Borrower, any Subsidiary or Lender's Lien on the Collateral; (iii) any default under, or delinquency in the payment of any rent pursuant to the terms of, any lease of warehouse or storage facilities leased by Borrower for the storage of any Collateral; (iv) any Default or an Event of Default hereunder;
(v) any default under any material agreement which could have a material adverse effect on Borrower or any Material Company; (vi) any other matter that might have a material adverse effect on the business, financial condition, or operations of Borrower or any Subsidiary; and (vii) the change in the title or identification of any office, officer or Person who has authority to sign certificates or requests for advances, accompanied by a certificate of such officer's incumbency certified by the secretary or assistant secretary, or its equivalent, of Borrower which certificate shall contain a signature exemplar certified by such secretary or assistant secretary, or its equivalent, as being true and correct.

          Section 9.03. Warehousing Agreements. Borrower shall, upon request of Lender, provide Lender with copies of all agreements between Borrower and any other Person covering any Permitted Location at which Collateral may from time to time be kept and all lease or similar agreements with respect to any Permitted Location between Borrower and any other Person, whether Borrower is lessor or lessee thereunder.

          Section 9.04. Performance of Obligations. Borrower will duly and punctually pay and perform the Obligations, including, without limitation, Borrower's obligations under this Agreement and the other Loan Papers.

          Section 9.05. Preservation of Existence and Conduct of Business. Borrower will (i) preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, franchises, and rights that are necessary or desirable in the ordinary conduct of its business, and (ii) conduct, and cause each Subsidiary to conduct, its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

          Section 9.06. Maintenance of Properties. Borrower will maintain, and will cause each Subsidiary to maintain, its assets and properties in good condition and repair.

          Section 9.07. Payment of Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before they become delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued and if Borrower or such Subsidiary, as appropriate, shall have set aside on its books and in cash adequate reserves in respect thereof, which deferment of payment is permissible so long as the title to and any right to use the Collateral is not materially adversely affected thereby and Lender's Lien and the priority of Lender's Lien on the Collateral are not affected, altered or impaired thereby.

          Section 9.08. Audit. Lender shall have the right to require at any time, but not more frequently than once every one hundred eighty (180) days, an audit of all Inventory of Borrower. Such audit shall be conducted by a Person mutually acceptable to Borrower and Lender. All such audits shall be paid for by Borrower, provided, however, Borrower shall not be obligated to pay in excess of $2,000.00 for any such audit.

          Section 9.09. Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, timely and complete entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

          Section 9.10. Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, with all material applicable laws, rules, regulations, and orders of any court or governmental authority or arbitration.

          Section 9.11. Compliance with Agreements. Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, indentures, mortgages, deeds of trust, and other documents binding on it or affecting its properties or business.

          Section 9.12. Further Assurances. Borrower will execute, and will cause each Subsidiary to execute and deliver, such further instruments as may be deemed necessary or desirable by Lender to carry out the provisions and purposes of this Agreement and the other Loan Papers and to preserve and perfect the Liens of Lender in the Collateral.

          Section 9.13. Compliance with ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder. Promptly after the filing thereof, Borrower shall furnish to Lender with regard to each employee benefit plan of Borrower and its Subsidiaries, copies of each annual report required to be filed pursuant to
Section 103 of ERISA in connection with each such plan for each plan year. Borrower will notify Lender immediately of any fact, including, but not limited to, any "Reportable Event", as that term is defined in Section 4043 of ERISA, arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer such plan and furnish to Lender, promptly upon its request therefor, such additional information concerning any such plan as may be reasonably requested.

          Section 9.14. Use of Proceeds. Borrower shall at all times during the term hereof comply with the terms and conditions of Sections 2.05, 2.11 and 3.05 hereof.

          Section 9.15. Insurance Summary. Borrower shall, not later than once every twelve months, deliver to Lender a summary of the insurance coverage maintained by Borrower and each Material Company accompanied by a certificate from an authorized officer of Borrower to the effect that the summary is a true, correct and complete summary of all insurance coverage maintained by Borrower and each Material Company, all premiums have been paid on the policies described thereon, the policies described thereon conform to the requirements set forth in
Section 9.17 hereof and that all such policies are in full force and effect.

          Section 9.16. Licenses. Borrower shall, and cause each Material Company to, maintain all material licenses to do business or conduct operations in all countries, states and provinces in which the laws thereof require Borrower or any Material Company, as applicable, to be so licensed, and Borrower shall, and cause each Material Company to obtain and keep in force all material licenses to do business or conduct operations in any additional countries, states and provinces in which the laws thereof require such Person to be so licensed in the future.

          Section 9.17. Insurance; Payment of Premiums. Borrower shall maintain life insurance in the amount of $2,500,000.00 on each of the lives of J. Mike Walker, Larry E. Reimert and Gary D. Smith. Borrower shall keep adequately insured by reputable insurers, which, if requested by Lender, shall be acceptable to Lender, all the Collateral and such other assets which it owns or possesses for its full insurable value, subject to customary deductibles, against loss or damage by fire, theft, tornado, flood (if such asset is located in an identified "flood hazard area" in which flood insurance has been made available pursuant to the National Flood Insurance Act of 1968), explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses, and notify Lender promptly of any event of occurrence causing a material loss or decline in value of the Collateral and such other assets and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral and such other assets shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Lender. Borrower shall deliver or cause to be delivered to Lender the original (or certified copy) of each policy of insurance covering any Collateral and evidence of payment of all premiums for all policies of insurance. If requested by Lender, Borrower shall deliver or cause to be delivered to Lender the original (or certified copy) of each other policy of insurance. The policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, providing for the payment of all losses to Lender. Such endorsement or any independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act or default of the insured or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs, to the full extent permitted by law, all insurers under policies of insurance covering Collateral with a value in excess of $300,000.00 to pay all proceeds payable thereunder directly to Lender. In the event Borrower, at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or Default by Borrower hereunder, may at any time thereafter (but Lender shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including any related expenses and other charges relating thereto, shall be payable on demand to Lender and shall be additional Obligations hereunder secured by the Collateral.

          Section 9.18. Casualty or Damage to Insured Property. Notwithstanding the provisions of the foregoing Section 9.17, if a casualty or any damage occurs at the property of Borrower, insurance for such casualty or damage shall be used to restore the property in question in the former condition unless:

          (a) There shall be existing a Default or an Event of Default; or

          (b) Lender shall otherwise consent in writing.

          If the insurance proceeds are utilized to repair a casualty or damage, Borrower will cause the insurance proceeds paid for any such casualty or damage to be disbursed by the insurance company in question periodically as the work progresses on a time and materials basis upon receipt of invoices for work performed and materials provided, if the insurance proceeds to be paid shall be less than $250,000.00, such proceeds may be paid as Borrower may direct to restore the property in question subject to the conditions in this Section 9.18(a) and (b) hereof. All work paid for with insurance proceeds shall be performed by reputable contractors, which shall, if Lender request, be reasonably acceptable to Lender, and pursuant to plans and specifications which, if Lender request, shall be reasonably acceptable to Lender. All work done to restore property damaged to its former condition shall be done in accordance with the plans and specifications in good and workmanlike fashion with first quality materials and, if Lender requests, Borrower shall provide Lender with evidence satisfactory to Lender of the same. If the cost of the work to restore the property in question shall exceed the available insurance proceeds, Borrower shall expend the necessary funds to complete the restoration. If the insurance proceeds should exceed the final cost to complete the restoration, and there shall be existing a Default or an Event of Default, any excess shall at the election of Lender be used to repay any amounts owing hereunder or shall be held as security for the Obligations. If the insurance proceeds are not utilized to restore the property in question because of the operation of Section 9.18.(a) or
(b) hereof, Lender shall have the right, at its option, to hold the insurance proceeds as security for the Obligations, apply such proceeds to any Obligations then due and owing or to the Notes in such order and manner as Lender may determine in its sole discretion or apply such proceeds to the restoration of the Collateral.

          Section 9.19. Guaranty Obligation. Upon execution hereof, Borrower shall (i) execute a Guaranty Agreement in form and substance acceptable to Lender, in its sole discretion, evidencing Borrower's agreement to unconditionally and irrevocably guarantee the full and final payment of all Debt of DQE owed to Lender, (ii) execute such documents and instruments in form and substance acceptable to Lender, in its sole discretion, evidencing Borrower's agreement that all of Lender's Liens on the Collateral shall secure, in addition to the Obligations, all of Borrower's liabilities and obligations under such Guaranty Agreement and all Debt of DQE owed to Lender, (iii) deliver certified corporate resolutions which authorize the execution, delivery and performance by Borrower of such Guaranty Agreement and lien documentation and (iv) have its counsel deliver a favorable opinion of counsel relating to such matters.

                                   ARTICLE X

                               Negative Covenants

          Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Borrower will not, unless the Lender shall otherwise consent in writing:

          Section 10.01. Limitation on Liens; Debt. Incur, create, assume or permit to exist, nor permit any Subsidiary to incur, create, assume or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except Permitted Liens, or incur, or permit any Subsidiary to incur, any additional Debt in excess of $300,000.00 in the aggregate, except (i) Debt associated with a Permitted Lien (provided that such Permitted Lien shall not secure any Debt in excess of the amount initially incurred with respect to such Permitted Lien described in subparts (v)-(vi) in the definition of "Permitted Liens" contained herein [except any amounts which a Person has the right to borrow under the documents, agreements and instruments evidencing Debt existing as of the Closing Date]), (ii) any amounts which such Person has the right to borrow under the documents, agreements and instruments evidencing Debt existing as of the Closing Date, (iii) trade accounts payable in the ordinary course of business, (iv) accrued expenses incurred in the ordinary course of business, (v) taxes, (vi) guaranties required or permitted to be extended by law, (vii) Debt incurred in connection with capitalized expenditures including capitalized leases and (viii) additional Debt owed Lender.

          Section 10.02. Mergers, Acquisitions and Dissolutions. Become, nor permit any Subsidiary to become, a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or dissolve or liquidate.

          Section 10.03. Capital Expenditures. Permit the aggregate capital expenditures of Borrower and Subsidiaries to exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) in the aggregate during any fiscal year.

          Section 10.04. Lease Obligations. Permit aggregate payments of Borrower and Subsidiaries under leases of real or personal property to exceed ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($1,400,000.00) in the aggregate during any fiscal year.

          Section 10.05. Consolidated Tangible Net Worth Test. Permit the Consolidated Tangible Net Worth of Borrower and the Material Companies, on a Consolidated basis, at any time to be less than the sum of (a) $26,300,000.00 plus (b) an amount equal to seventy-five percent (75%) of all earnings (if positive) of Borrower and the Material Companies for the immediately preceding fiscal quarter of Borrower ending prior to the date of such determination.

          Section 10.06. Current Ratio Test. Permit the ratio of current assets of Borrower and the Material Companies (on a Consolidated basis) to current liabilities of Borrower and the Material Companies (on a Consolidated basis, but exclusive of (i) the Debt evidenced by the

Revolving Credit Note and (ii) the revolving credit Debt of DQE owed Lender), to be less than 1.5 to 1.0.

          Section 10.07. Cash Flow Coverage Test. Permit the ratio of (a) the cash flow of Borrower and the Material Companies (on a Consolidated basis) for each four consecutive fiscal quarter period, being the sum of (i) net income, after provision for federal and state income taxes, plus (ii) depletion, depreciation and amortization (other than payments made to amortize Debt), minus
(iii) the amount of unfinanced capital expenditures during such period, to (b) the sum of all scheduled repayments of principal of any Debt of the Borrower or the Material Companies presently owed Lender or Bank of Scotland and all renewals and extensions thereof (except the last scheduled repayment under the Advancing Credit Loan due October 1, 1998, under the Term Loan due October 1, 1997, under the Revolving Credit Loan due October 1, 1995, under the revolving Debt of DQE owed Lender due October 1, 1995 and under the term Debt of DQE owed Lender due October 1, 1997) for the next succeeding four fiscal quarter period, to be less than 1.25 to 1.0.

          Section 10.08. Restricted Payments. Borrower will not declare or pay any dividends or make any other payment on account of its capital stock, or redeem, purchase, or retire any of its capital stock, or grant or issue any capital stock or any warrant, right, or option pertaining to its capital stock, or issue any security convertible into capital stock, except to existing shareholders for fair market value consideration.

          Section 10.09. Loans and Investments. Make, and will not permit any Subsidiary to make, any material advance, loan, extension of credit, or capital contribution to any Person, except for inter-company loans between Borrower and the Material Companies, or invest in or purchase, or permit any Subsidiary to invest in or purchase, any stock, bonds, notes, debentures, or other securities of any Person, except Permitted Investments.

          Section 10.10. Transactions With Affiliates. Enter into, and will not permit any Subsidiary to enter into, any transaction with any director, officer, employee or shareholder of Borrower, any Subsidiary or any Affiliate, except under fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person not an Affiliate.

          Section 10.11. Disposition of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except (i) dispositions of inventory in the ordinary course of business, (ii) assets with a value of less than $75,000.00, provided, however, such assets permitted to be sold pursuant to this clause (ii) shall not exceed $300,000.00 in the aggregate during any fiscal year, or (iii) sales, leases, assignments, transfers or other dispositions of assets from Borrower or a Material Company to Borrower or a Material Company.

          Section 10.12. Sale and Leaseback. Enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

          Section 10.13. Prepayment of Debt. Prepay, and will not permit any Subsidiary to prepay, any Debt, except (i) the Obligations, (ii) Debt of DQE owed Lender, (iii) prepayments of less than $50,000.00, provided, however, such prepayments permitted to be made pursuant to this clause (iii) shall not exceed $100,000.00 in the aggregate during any fiscal year or (iv) Debt owed by a Subsidiary to Borrower.

          Section 10.14. Nature of Business. Engage in, and will not permit any Subsidiary to engage in, any business other than the business in which they are engaged as of the date hereof, unless such business is of the same or similar nature.

          Section 10.15. Prohibited Transactions. Enter into, or permit any Subsidiary to enter into, any transaction which has a material adverse effect on the Collateral, Borrower or any Material Company's business, or Borrower's ability to repay the Obligations, or permit or agree to any extension, compromise or settlement in excess of $250,000.00 or make any change or modification of any kind or nature with respect to any Accounts in the aggregate in excess of $250,000.00 owing by any account debtor, including any of the terms relating thereto.

          Section 10.16. Contingent Liabilities. Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person (other than any Material Company), or permit any Subsidiary to become so liable, except (i) its Affiliates' obligations to Lender, (ii) by endorsement of instruments or items of payment for deposit to the general account of any Material Company or for delivery to Lender on account of the Obligations, (iii) for the indemnif ication provisions contained in the certif icate or articles of incorporation or by-laws, or its equivalent, of Borrower or any Material Company for the directors, officers, employees and others acting in a capacity benefiting the general corporate purposes or business of Borrower or each relevant Material Company or indemnif ication contracts entered into for the benefit of such persons and in conformity with applicable Law, and (iv) other Debt permitted by Section 10.01 hereof.

          Section 10.17. Removal of Collateral. Remove its books and records and/or the Collateral (the value of which shall exceed, in the aggregate $100,000.00) from the locations set forth on Schedule 2 hereto, except for removal of Inventory upon its sale or consignment, or keep any of such books and records and/or the Collateral at any other office(s) or locations) unless Borrower gives Lender written notice thereof and of the new location of said books and records and/or the Collateral (accompanied by financing statements satisfactory to Lender covering such Collateral and which comply with the Laws of the jurisdictions) where such Collateral is to be relocated) at least thirty
(30) calendar days prior thereto.

          Section 10.18. Negative Pledge. Grant any security interest in, pledge, assign or otherwise encumber the stock of any Subsidiary owned by Borrower or any Subsidiary, or allow a security interest to be granted in the stock of any Subsidiary owned by Borrower or any Subsidiary or allow the stock to be pledged or otherwise encumbered.

          Section 10.19. Sale of Stock. Other than (a) pursuant to the obligation disclosed in Schedule 7 relating to P.T. Dril-Quip Indonesia and (b) the stock of Borrower pursuant to a buy-sell agreement by and among J. Mike Walker, Larry E. Reimert, Gary D. Smith and Gary W. Loveless, sell, convey, assign or otherwise alienate, or allow to be sold, conveyed, assigned or otherwise alienated, any of the stock of Borrower or any Subsidiary.

          Section 10.20. Compliance with Regulations G, T, U, and X. Take any action which might cause this Agreement or any of the Loan Papers to violate, and will take all actions necessary to comply with, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

                                   ARTICLE XI

                                    Default

          Section 11.01. Events of Default. The term "Event of Default," as used herein, means the occurrence of any one or more of the following events (including the giving of notice and/or passage of time, if any specified therefor) and the term "Default", as used herein, means the occurrence of any one or more of the following events which, with notice or lapse of time or both, would become an Event of Default (provided that, if any such event occurs, and (i) prior to the exercise of any Rights or remedies under this Agreement triggered by such event, such event has been remedied or cured, or both, or (ii) Lender subsequently agrees in writing that they will not exercise any remedies hereunder as a result thereof, the specific occurrence of such event shall no longer be deemed a "Default" or "Event of Default", as applicable, hereunder insofar as the state of facts giving rise to such event is concerned):

               (a) Borrower shall fail to pay when due the Obligations or any part thereof and such failure shall continue for three (3) Business Days after notice has been given by Lender to Borrower.

               (b) Any representation or warranty made or deemed made by Borrower (or its officers) in any Loan Papers or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

               (c) Borrower shall fail to perform, observe, or comply with (i) any covenant set forth in Sections 10.03, 10.04, 10.05, 10.06 or 10.07 hereof and such failure shall continue for ten (10) Business Days after notice has been given by Lender to Borrower or (ii) any other covenant, agreement, or term contained in this Agreement or any other Loan Paper and such failure shall continue for thirty (30) Business Days after notice has been given by Lender to Borrower.

               (d) Borrower or any Subsidiary (if the Subsidiary, in the Lender's sole reasonable discretion, is material to the financial condition, business or operations of Borrower and the Material Companies, on a Consolidated basis) shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in such a proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

               (e) An involuntary proceeding or shall be commenced against Borrower or any Subsidiary (if the Subsidiary, in the Lender's sole reasonable discretion, is material to the financial condition, business or operations of Borrower and the Material Companies, on a Consolidated basis) seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property, and such proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

               (f) Borrower or any Material Company shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding involving an amount in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) against any of the assets or properties.

               (g) Borrower or any Material Company shall fail to satisfy and discharge promptly any final, non-appealable judgment against it for the payment of money in an aggregate amount in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00).

               (h) Borrower or any Material Company shall default in the payment of any Debt in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) beyond any applicable grace period, or shall default in the performance of any other material agreement binding upon it or its property.

               (i) This Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary or any of their respective shareholders, or Borrower shall deny that it has any further liability or obligation under any of the Loan Papers.

               (j) Any two of J. Mike Walker, Larry E. Reimert or Gary D. Smith shall have died or have been declared incompetent by a court of proper jurisdiction.

               (k) Any two of J. Mike Walker, Larry E. Reimert or Gary D. Smith shall cease to be active in the management of Borrower.

               (1) The occurrence of any event which is material and adverse to the financial condition, business or operations of Borrower and the Material Companies on a Consolidated basis or which materially and adversely impairs the ability of Borrower to perform its obligations under the Loan Papers.

               (m) An "Event of Default", as defined in any of the Loan Papers.

               (n) An "Event of Default", as defined in that certain Credit Agreement dated of even date herewith by and between Lender, DQE (as borrower) and Borrower (as may be amended from time to time).

               (o) Any representation or warranty made or deemed made by Borrower (or its officers) in the Guaranty Agreement referred to in
          Section 9.19 shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

               (p) Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in the Guaranty Agreement referred to in Section 9.19 and such failure shall continue for thirty (30) Business Days after notice has been given by Lender to Borrower.

          Section 11.02.      Occurrence of a Default or an Event of Default.
If a Default shall occur and be continuing, the obligation of the Lender to make Advances or issue Letters of Credit shall immediately cease until such Default shall have been cured or corrected. If an Event of Default shall occur and be continuing (provided, however, that there shall be no right of cure after acceleration of the Obligations), Lender may do any one or more of the following:

               (a) Acceleration. Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, or protest, all of which are hereby expressly waived.

               (b) Termination of Commitments. Terminate the Commitment of Lender hereunder.

               (c) Judgment.  Reduce any claim to judgment.

               (d) Foreclosure. Take such steps as Lender may deem appropriate to foreclose or otherwise enforce any Liens which may at any time hereafter be granted to Lender, for the benefit of Lender to secure payment and performance of the Obligations; provided, however, Lender agrees to foreclose on all Accounts, Inventory, equipment and real property pledged to secure the Obligations prior to foreclosing on the patents and trademarks pledged to secure the Obligations; further provided, however, that if Lender is unable to foreclose on the real estate pledged to secure the Obligations for reasons of impracticability, legal impossibility or concerns regarding liability for the Lender which would result from such foreclosure, Lender shall be entitled to foreclose on the patents and trademarks without first foreclosing on the real estate.

               (e) Rights. Exercise any and all Rights afforded by the Laws of the State of Texas or any other jurisdiction, as Lender shall deem appropriate, including, but not limited to, the UCC or of such other jurisdiction or by any of the Loan Papers, or by law or equity, or otherwise.

Provided, however, that upon occurrence of an Event of Default under Section 11.01(d) and (e) hereof, the Commitment shall automatically terminate, and the Obligations shall become immediately due and payable without notice of any kind whatsoever including, without limitation, notice of intent to accelerate or notice of acceleration, demand, presentment, notice of dishonor, or protest, which are hereby expressly waived. Borrower acknowledges and understands that under the laws of the State of Texas, unless waived, Borrower has the right to notice of Lender's intent to accelerate the Obligations evidenced by the Notes, the right to notice of the actual acceleration of the Obligations evidenced by the Notes, and the right to presentment of the Notes by Lender's demand for payment. Borrower acknowledges that it understands that it can waive these rights and by Borrower's execution of this Agreement it agrees to waive its right to notice of intent to accelerate, its rights to notice of acceleration and its right to presentment or other demand for payment. Upon the occurrence of any such Event of Default as described in the immediately preceding sentence, Lender may exercise all Rights available to it in law or in equity, under the Loan Papers or otherwise. With respect to all Letters of Credit that shall not have matured or with respect to which presentment for honor shall not have occurred, Borrower shall deposit in a cash collateral account with Lender an amount equal to the aggregate undrawn amount of Letters of Credit, and the unused portion thereof, if any, shall be returned to Borrower after the respective expiry dates of the Letters of Credit and after all Obligations are paid in full.

          Section 11.03. Performance by Lender. If any covenant, duty, or agreement of Borrower should fail to be performed in accordance with the terms of the Loan Papers, Lender shall perform, or attempt to perform, such covenants, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any reasonable amounts expended by Lender on behalf of Borrower in such performance or attempted performance to Lender at its principal office in Houston, Harris County, Texas, together with interest thereon at the Maximum Rate from the date of such expenditure by Lender (as appropriate) until paid and which amounts until paid shall be Obligations hereunder secured by the Collateral. Notwithstanding the foregoing, it is expressly understood that Lender shall not assume or have, except by its express written consent, any liability or responsibility for the performance of any duties of Borrower or any other Person hereunder.

          Section 11.04. Waivers. The acceptance by Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other then existing or subsequent Default or Event of Default. No delay or omission by Lender in exercising any Rights under the Loan Papers shall impair such Rights or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Rights preclude other or further exercise thereof, or the exercise of any other Rights under the Loan Papers or otherwise.

          Section 11.05. Application of Proceeds. Any and all proceeds ever received by Lender from the exercise of any Rights pursuant to this Article XI, shall be applied promptly when received by Lender to the Obligations in such order and manner as Lender, in its sole discretion, may deem appropriate. Borrower shall remain liable to Lender for any deficiency.

          Section 11.06. Cumulative Rights. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other rights granted to Lender at law or in equity, whether or not the Obligation be due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Papers.

          Section 11.07. Expenditures by Lender or Any Lender. Any reasonable sums spent by Lender pursuant to the exercise of any Right provided herein shall become part of the Obligations, except as otherwise provided by Law.

                                  ARTICLE XII

                                 Miscellaneous

          Section 12.01. Expenses of Lender. Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Papers and any and all amendments, modifications, and supplements thereto, including, without limitation, all reasonable costs and fees of Lender's legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under this Agreement or any other Loan Papers, including, without limitation, all reasonable costs and fees of Lender's legal counsel.

          Section 12.02. Restatement. The delivery of each statement, report, and certificate to Lender pursuant to this Agreement and each request by Borrower for an Advance hereunder (whether by Advance Request Form, Notice of Revolving Credit Borrowing, Notice of Credit Issuance or otherwise) shall by virtue of such delivery or request alone constitute a restatement of the representations and warranties contained in Article VIII hereof on and as of the date of delivery or the date requested for the Advance, except that the representations and warranties contained in Section 8.02 shall in each instance be deemed to be made with respect to the financial statements most recently furnished to Lender pursuant to Section 8.02 or 9.01, as the case may be. Each such delivery or request shall also constitute a representation and warranty at the time of said delivery or on the date requested for the Advance that no Event of Default has occurred and is continuing and that no event has occurred that, with notice or lapse of time or both would be an Event of Default, has occurred and is continuing.

          Section 12.03. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Papers are cumulative and not exclusive of any rights and remedies provided by law.

          Section 12.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

          Section 12.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

          Section 12.06. Entire Agreement; Amendment. This Agreement embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. The provisions of this Agreement and the other Loan Papers to which Borrower or any other Person is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

          Section 12.07. Maximum Interest Rate. No provision of this Agreement or of any Note shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Note or otherwise in connection with this loan transaction, the provisions of this Section 12.07 shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower.

          Section 12.08. Notices. Any notice, consent, or other communication required or permitted to be given under any of the Loan Papers to Lender or Borrower must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

               To Lender:           BANK ONE, TEXAS, NATIONAL ASSOCIATION
                                    910 Travis
                                    Houston, Texas 77002
                                    Attn:      Damien G. Meiburger

               To Borrower:         Dril-Quip, Inc.
                                    13550 Hempstead Highway
                                    Houston, Texas 77040
                                    Attn: J. Mike Walker

                                    with a copy to:

                                    Dril-Quip, Inc.
                                    13550 Hempstead Highway
                                    Houston, Texas 77040
                                    Attn: Jerry Brooks

                                    and if the notice is pursuant to Section
                                    11.01 or 11.02 hereof with a copy to:

                                    Sewell & Riggs
                                    333 Clay Street, Suite 800
                                    Houston, Texas 77002
                                    Attn: Michael F. Rogers

or such other address as shall be set forth in a notice from the appropriate party given in compliance with this Section 12.08. Any such notice, consent, or other communications shall be deemed given when delivered in person or, if mailed, when duly deposited in the mails.

          SECTION 12.09. APPLICABLE LAW. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN PAPERS SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          Section 12.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 12.11. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

          Section 12.12. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          Section 12.13. Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the Loan Papers or to the transactions contemplated hereby.

          Section 12.14. Controlling Provision Upon Conflict. In the event of a conflict between the provisions of this Agreement and those of the Notes, the Security Documents or any other Loan Paper, the provisions of this Agreement shall control.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER:

                                    DRIL-QUIP, INC.


                                         /s/ J. M. WALKER
                                    By:___________________________________
                                         J. M. Walker
                                         Vice President

                              LENDER:

                                    BANK ONE, TEXAS, NATIONAL
                                        ASSOCIATION


                                        /s/ GARY L. STONE
                                    By:____________________________________
                                         Gary L. Stone
                                         Vice President

                                   EXHIBIT A

                                PROMISSORY NOTE


$15,000,000.00            Houston, Texas             March  , 1994


          FOR VALUE RECEIVED, the undersigned, DRIL-QUIP, INC., a Texas corporation ("Maker"), hereby promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Payee"), at its offices at 910 Travis, Houston, Harris County, Texas, on October 1, 1995, in lawful money of the United States of America, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance hereof, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the maximum rate permitted by applicable law as the same exists from day to day during the term hereof ("Maximum Rate"), including, as to
Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" or (b) the sum of the Bank One Base Rate (hereinafter defined) of Payee in effect from day to day plus one-half of one percent (1/2%), each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate; provided however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Bank One Base Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

          Accrued and unpaid interest shall be due and payable quarterly in arrears during the term hereof, on the 1st day of each successive July, October, January and April commencing on July 1, 1994, until payment in full of the outstanding principal hereunder. All principal hereof, together with all accrued and unpaid interest thereon, shall be due and payable on maturity. All past due principal and interest shall bear interest at the Maximum Rate.

          As used herein, the term "Bank One Base Rate" means, at any time the lesser of (i) the rate of interest per annum then most recently established by Payee as its Bank One Base Rate in effect from day to day, with each change in the rate of interest charged as the Bank One Base Rate to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate, such Bank One Base Rate to be computed on the basis of a year composed of 365 days for the actual number of days elapsed (including the first day but excluding the last day) or (ii) the Maximum Rate (as herein defined).


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          This note is the Revolving Credit Note provided for and as defined in that certain Credit Agreement dated of even date herewith by and among Maker and Payee (such instrument as the same may be amended or modified from time to time, is hereinafter referred to as the "Agreement").

          Maker may prepay the principal of this note upon the terms and conditions specified in the Agreement. Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Agreement.

          Notwithstanding anything to the contrary contained herein, no provisions of this note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this note or otherwise in connection with this loan transaction the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

          If default be made in the payment of principal or interest under this note and such default shall continue for three (3) Business Days after notice thereof to Maker pursuant to the Agreement, as defined in the Agreement, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

          If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

          This note is performable in Houston, Harris County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note, jointly and severally waive the right to be sued hereon elsewhere. This note shall be


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governed by and construed in accordance with the laws of the state of Texas and the applicable laws of the United States of America.

          Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Maker acknowledges and understands that under the laws of the State of Texas, unless waived, Maker has the right to notice of Payee's intent to accelerate the indebtedness evidenced by this note, the right to notice of the actual acceleration of the indebtedness evidenced by this note, and the right to presentment of this note by Payee's demand for payment. Maker acknowledges that it understands that it can waive these rights and by Maker's execution of this note it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment. The holder shall similarly have the right to deal in any way, at any time, without one or more of the foregoing parties without notice to any other party, and to grant any such party and extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

          Maker hereby authorizes the holder hereof to endorse on the Schedule attached to this note or any continuation thereof, all advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this note; provided, however, any failure by the holder hereof to make endorsement shall not limit or otherwise affect the obligations of Maker under the Agreement or this note.

                                    DRIL-QUIP, INC.


                                    By:__________________________________
                                           J. Mike Walker, Vice President


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                                   EXHIBIT B

                                PROMISSORY NOTE


$1,500,000.00             Houston, Texas             March  , 1994


          FOR VALUE RECEIVED, the undersigned, DRIL-QUIP, INC., a Texas corporation ("Maker"), hereby promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Payee"), at its offices at 910 Travis, Houston, Harris County, Texas, on October 1, 1998, in lawful money of the United States of America, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), or so much thereof as may be advanced and outstanding hereunder, plus accrued and unpaid interest thereon as hereinafter calculated, as follows:

          (a) in two (2) installments of accrued and unpaid interest due and payable on July 1, 1994 and October 1, 1994;

          (b) fifteen (15) quarterly installments each in the principal amount equal to one-thirtieth (1/30th) of the principal balance outstanding hereunder as of 11:00 a.m., October 1, 1994, together with all accrued and unpaid interest, with the first of such installments due and payable on January 1, 1995, and like successive installments of principal plus accrued and unpaid interest due and payable on the 1st day of each succeeding April, July, October and January thereafter, through and including July 1, 1998; and

          (c) a final installment in the amount of all outstanding principal, plus accrued and unpaid interest, due and payable on the maturity of this note, October 1, 1998.

          The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the maximum rate permitted by applicable law as the same exists from day to day during the term hereof ("Maximum Rate"), including, as to
Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" or (b) the sum of the Bank One Base Rate (hereinafter defined) of Payee in effect from day to day plus three-quarters of one percent (3/4%), each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate; provided however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate


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hereon to be limited to the Maximum Rate, then any subsequent reduction in the
Bank One Base Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Maximum Rate.

          As used herein, the term "Bank One Base Rate" means, at any time the lesser of (i) the rate of interest per annum then most recently established by Payee as its Bank One Base Rate in effect from day to day, with each change in the rate of interest charged as the Bank One Base Rate to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate, such Bank One Base Rate to be computed on the basis of a year composed of 365 days for the actual number of days elapsed (including the first day but excluding the last day) or (ii) the Maximum Rate (as herein defined).

          This note is the Advancing Credit Note provided for and as defined in that certain Credit Agreement dated of even date herewith by and among Maker and Payee (such instrument as the same may be amended or modified from time to time, is hereinafter referred to as the "Agreement").

          Maker may prepay the principal of this note upon the terms and conditions specified in the Agreement.

          Notwithstanding anything to the contrary contained herein, no provisions of this note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this note or otherwise in connection with this loan transaction the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

          If default be made in the payment of principal or interest under this note and such default shall continue for three (3) Business Days after notice thereof to Maker pursuant to the Agreement, as defined in the Agreement, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to


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foreclose or otherwise enforce all liens or security interests securing any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

          If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

          This note is performable in Houston, Harris County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note, jointly and severally waive the right to be sued hereon elsewhere. This note shall be governed by and construed in accordance with the laws of the state of Texas and the applicable laws of the United States of America.

          Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Maker acknowledges and understands that under the laws of the State of Texas, unless waived, Maker has the right to notice of Payee's intent to accelerate the indebtedness evidenced by this note, the right to notice of the actual acceleration of the indebtedness evidenced by this note, and the right to presentment of this note by Payee's demand for payment. Maker acknowledges that it understands that it can waive these rights and by Maker's execution of this note it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment. The holder shall similarly have the right to deal in any way, at any time, without one or more of the foregoing parties without notice to any other party, and to grant any such party and extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

          Maker hereby authorizes the holder hereof to endorse on the Schedule attached to this note or any continuation thereof, all advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this note; provided, however, any failure by the holder hereof to make endorsement shall not limit or otherwise affect the obligations of Maker under the Agreement or this note.


                                                               ---------------
                                                               Initialled for
                                                               Identification

                            Page 3 of a 4 Page Note

                                    DRIL-QUIP, INC.




                                           By:___________________________
                                           J. Mike Walker, Vice President

                                   EXHIBIT C

                                PROMISSORY NOTE


$12,175,000.00            Houston, Texas             March  , 1994

          FOR VALUE RECEIVED, the undersigned, DRIL-QUIP, INC., a Texas corporation ("Maker"), hereby promises to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("Payee"), at its offices at 910 Travis, Houston, Harris County, Texas, on October 1, 1997, in lawful money of the United States of America, the principal sum of TWELVE MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($12,175,000.00), plus accrued and unpaid interest thereon as hereinafter calculated, as follows:

          (a) fourteen (14) quarterly installments each in the principal amount of FOUR HUNDRED SEVENTY-NINE THOUSAND AND NO/100 DOLLARS ($479,000.00), together with all accrued and unpaid interest, with the first of such installments due and payable on April 1, 1994, and like successive installments of principal plus accrued and unpaid interest due and payable on the 1st day of each succeeding April, July, October and January thereafter, through and including July 1, 1997; and

          (b) a fifteenth (15th) and final installment in the amount of all outstanding principal, plus accrued and unpaid interest, due and payable on the maturity of this note, October 1, 1997.

          The outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the maximum rate permitted by applicable law as the same exists from day to day during the term hereof ("Maximum Rate"), including, as to
Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" or (b) the sum of the Bank One Base Rate (hereinafter defined) of Payee in effect from day to day plus three-quarters of one percent (3/4%), each such change in the rate of interest charged hereunder to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate; provided however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Bank One Base Rate will not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate


                                                               ----------------
                                                               Initialled for
                                                               Identification

                            Page 1 of a 4 Page Note
specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Maximum Rate.

          As used herein, the term "Bank One Base Rate" means, at any time the lesser of (i) the rate of interest per annum then most recently established by Payee as its Bank One Base Rate in effect from day to day, with each change in the rate of interest charged as the Bank One Base Rate to become effective, without notice to Maker, on the effective date of each change in the Bank One Base Rate, such Bank One Base Rate to be computed on the basis of a year composed of 365 days for the actual number of days elapsed (including the first day but excluding the last day) or (ii) the Maximum Rate (as herein defined).

          This note is the Term Note provided for and as defined in that certain Amended and Restated Credit Agreement dated of even date herewith by and among Maker and Payee (such instrument as the same may be amended or modified from time to time, is hereinafter referred to as the "Agreement").

          Maker may prepay the principal of this note upon the terms and conditions specified in the Agreement.

          Notwithstanding anything to the contrary contained herein, no provisions of this note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this note or otherwise in connection with this loan transaction the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

          If default be made in the payment of principal or interest under this note and such default shall continue for three (3) Business Days after notice thereof to Maker pursuant to the Agreement, as defined in the Agreement, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this note immediately due and payable without additional notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, and the holder hereof shall have the right to foreclose or otherwise enforce all liens or security interests securing any sum or sums owed by the holder hereof to Maker. Failure of the holder hereof to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.



                                                               ---------------
                                                               Initialled for
                                                               Identification

                            Page 2 of a 4 Page Note

          If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.

          This note is performable in Houston, Harris County, Texas, and Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note, jointly and severally waive the right to be sued hereon elsewhere. This note shall be governed by and construed in accordance with the laws of the state of Texas and the applicable laws of the United States of America.

          Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this note jointly and severally waive presentment and demand for payment, protest, notice of protest and non-payment of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, and grace, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. Maker acknowledges and understands that under the laws of the State of Texas, unless waived, Maker has the right to notice of Payee's intent to accelerate the indebtedness evidenced by this note, the right to notice of the actual acceleration of the indebtedness evidenced by this note, and the right to presentment of this note by Payee's demand for payment. Maker acknowledges that it understands that it can waive these rights and by Maker's execution of this note it agrees to waive its right to notice of intent to accelerate, its right to notice of acceleration, and its right to presentment or other demand for payment. The holder shall similarly have the right to deal in any way, at any time, without one or more of the foregoing parties without notice to any other party, and to grant any such party and extensions of time for payment of any of said indebtedness, or to release part or all of the collateral securing this note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

          Maker hereby authorizes the holder hereof to endorse on the Schedule attached to this note or any continuation thereof, all advances made to Maker hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this note; provided, however, any failure by the holder hereof to make endorsement shall not limit or otherwise affect the obligations of Maker under the Agreement or this note.

                                    DRIL-QUIP, INC.


                                    By:   ______________________________
                                          J. Mike Walker, Vice President


                                                               ----------------
                                                               Initialled for
                                                               Identification

                            Page 3 of a 4 Page Note

                                   EXHIBIT D

                          FORM OF NOTICE OF REVOLVING
                                CREDIT BORROWING


                               ____________, 19__


BANK ONE, TEXAS, NATIONAL ASSOCIATION
910 Travis Street
Houston, Texas 77002

Attention: ____________________

Gentlemen:

          The undersigned is an Authorized Financial Officer of Dril-Quip, Inc., a Texas corporation ("Borrower"), and as such is authorized to make and deliver this Notice of Revolving Credit Borrowing pursuant to Section 2.04 of that certain Credit Agreement dated March __, 1994 (as may be amended, the "Credit Agreement"), by and among Bank One, Texas, National Association ("Lender") and Borrower. All terms defined in the Credit Agreement shall have the same meaning herein. Borrower hereby requests a Borrowing under the Revolving Credit Loan from Lender in accordance with Section 2.04 of the Credit Agreement.

          In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

               (i) Except as disclosed in Schedule I attached hereto, the representations and warranties contained in Article VIII of the Credit Agreement are true and correct in all material respects at and as of the date hereof as though made as of the date hereof.

               (ii) No Default or Event of Default has occurred and is continuing.

               (iii) The amount of the Revolving Credit Loan to be made pursuant to this request does not exceed the Revolving Credit Available Loan Amount.

               (iv) All information supplied herein is true and accurate as of the date hereof.

BANK ONE, TEXAS, NATIONAL ASSOCIATION
_________________________
Page 2



     The Borrowing Date shall be ___________________, 19__.

                                    DRIL-QUIP, INC.

                                    By: _______________________________

                                    Name: _____________________________

                                    Title: ____________________________

                                   EXHIBIT E
                                   ---------

                       FORM OF NOTICE OF CREDIT ISSUANCE
                       ---------------------------------


                              _____________, 19__


BANK ONE, TEXAS, NATIONAL ASSOCIATION
910 Travis Street
Houston, Texas 77002

Attention:_______________

Gentlemen:

          The undersigned is an Authorized Financial Officer of Dril-Quip, Inc., a Texas corporation ("Borrower"), and as such is authorized to make and deliver this Notice of Credit Issuance pursuant to Section 2.08 of that certain Credit Agreement dated March __, 1994 (as may be amended, the "Credit Agreement"), by and among Bank One, Texas, National Association ("Lender") and Borrower. All terms defined in the Credit Agreement shall have the same meaning herein. Borrower hereby notifies Lender of the proposed issuance of a Letter of Credit, the terms of which are fully described on Schedule I attached hereto, and the purpose of which is fully described on Schedule II attached hereto, in accordance with Section 2.08 of the Credit Agreement.

          In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

               (i) Except as disclosed in Schedule III attached hereto, the representations and warranties contained in Article VIII of the Credit Agreement are true and correct in all material respects at and as of the date hereof as though made as of the date hereof.

               (ii) No Default or Event of Default has occurred and is continuing.

               (iii) The amount of the Letter of Credit to be issued pursuant to this request does not exceed the Revolving Credit Available Loan Amount.

               (iv) The amount of the Letter of Credit to be issued pursuant to this request, together with all other outstanding Letters of Credit does not exceed $3,000,000.00.

BANK ONE, TEXAS, NATIONAL ASSOCIATION

----------------
Page 2

               (v) All information supplied herein is true and accurate as of the date hereof.

          The issuance date of the Letter of Credit shall be ___________, 19__.

                                    DRIL-QUIP, INC.

                                    By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------

                                   EXHIBIT F
                                   ---------

                         FORM OF BORROWING BASE REPORT
                         -----------------------------

TO:  BANK ONE, TEXAS, N.A.
     910 Travis
     Houston, Texas 77002
     Attention:_______________________

Gentlemen:

          This Borrowing Base Report (this "Report") for the month ending _______________, 19__, is executed and delivered by DRIL-QUIP, INC. (the "Borrower") to BANK ONE, TEXAS, NATIONAL ASSOCIATION (the "Lender") pursuant to that certain Credit Agreement (the "Credit Agreement") dated as of March __, 1994, among the Borrower and the Lender. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

          The Borrower represents and warranties to the Lender that all information contained herein is true, correct and complete, and that below represent the Eligible Accounts and Eligible Inventory that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Borrower further represents and warrants to the Lender that attached hereto as Schedule I is a list of the Eligible Accounts for the month ending _________________, 19__, showing all Eligible Accounts aged in thirty-day intervals and as Schedule II is the amount of Eligible Accounts, Eligible Inventory and calculation of the Borrowing Base.

ACCOUNTS RECEIVABLE:

     1.    Total Accounts Receivable per Financial Statement  $__________

     2.    Eligible Accounts                                  $__________


INVENTORY:

     3. Total Inventory per Financial Statements              $__________

     4. Eligible Inventory                                    $__________

BORROWING BASE:

     5. 80% of line 2                                         $__________

     6. 50% of line 4 (not to exceed 60% of the
        total Borrowing Base)                                 $__________

     7. Borrowing Base (line 5 plus line 6)                   $__________

OUTSTANDING SUM:

     8. Outstanding Principal of Revolving Credit Loan
        plus Amount of Open Letters of Credit Outstanding     $__________

     9. Amount of Any Pending Notice of Revolving Credit
        Borrowing                                             $__________

    10. Amount of Any Pending Notice of Credit Issuance       $__________

    11. Aggregate Amount of Pending Notices (sums of lines
        9 and 10)                                             $__________

    12. Outstanding Sum (line 8 plus line 11)                 $__________

    13. Available Sum (the lesser of (i)$15,000,000.00
        minus line 12, or (ii) line 7 minus line 12)          $__________

          The Borrower further represents and warrants to the Lender that the representation and warranties contained in Article VIII of the Credit Agreement (as modified, if appropriate, in accordance with Section 12.02 of the Agreement) are true and correct in all material respects on and as of the date of this Report as if made on and as of the date hereof, and that no Default or Event of Default has occurred and is continuing.

Date:
     ---------------------

                                    BORROWER:

                                    DRIL-QUIP, INC.


                                    By:
                                       -----------------------------------

                                    Printed Name:
                                                 -------------------------

                                    Title:
                                          --------------------------------

                                   EXHIBIT G
                                   ---------

                          FORM OF NOTICE OF ADVANCING
                          ---------------------------
                                CREDIT BORROWING
                                ----------------


                              _____________, 19__


BANK ONE, TEXAS, NATIONAL ASSOCIATION
910 Travis Street
Houston, Texas 77002

Attention:_______________

Gentlemen:

          The undersigned is an Authorized Financial Officer of Dril-Quip, Inc., a Texas corporation ("Borrower"), and as such is authorized to make and deliver this Notice of Advancing Credit Borrowing pursuant to Section 3.04 of that certain Credit Agreement dated March ___, 1994 (as may be amended, the "Credit Agreement"), by and among BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Lender") and Borrower. All terms defined in the Credit Agreement shall have the same meaning herein. Borrower hereby requests a Borrowing under the Advancing Credit Loan from Lender in accordance with Section 3.04 of the Credit Agreement.

          In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that:

          (i) Except as disclosed in Schedule I attached hereto, the representations and warranties contained in Article VIII of the Credit Agreement are true and correct in all material respects at and as of the date hereof as though made as of the date hereof.

          (ii) No Default or Event of Default has occurred and is continuing.

          (iii) The amount of the Advancing Credit Loan to be made pursuant to this request, either singularly or together with other Borrowings previously made under Section 3.01 of the Credit Agreement does not exceed the Advancing Credit Committed Sum.

          (iv) [Proceeds from this Borrowing will be used to pay for up to eighty-five percent (85%) of the costs of improvements to the realty described on Schedule 3 to the Credit Agreement].

BANK ONE, TEXAS, NATIONAL ASSOCIATION

----------------
Page 2

          [Proceeds from this Borrowing will be used to pay for up to sixty percent (60%) of the cost of certain used, unrefurbished equipment].

          [Proceeds from this Borrowing will be used to pay for up to eighty percent (80%) of the cost of certain new equipment].

          [Proceeds from this Borrowing will be used to pay for up to eighty percent (80%) of the costs of certain used, refurbished equipment].

          (v) [Attached hereto are copies of invoices for such materials and work performed].

          [Attached hereto are copies of invoices for such equipment purchased].

          (vi) All information supplied herein is true and accurate as of the date hereof.

     The Borrowing Date shall be ___________, 19__.

                                    DRIL-QUIP, INC.

                                    By:
                                       ------------------------------------

                                    Name:
                                         ----------------------------------

                                    Title:
                                          ---------------------------------

                                   SCHEDULE 1
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION


                                 EXISTING LIENS
                                 --------------


Description of Property Covered                              Lienholder
-------------------------------                              ----------

1. Copier & Postage equipment                      Pitney Bowes Credit Corp.

2. Forklift trucks                                 Citicorp Dealer Financial

3. Telephone System                                AT & T Credit Corp.

4. Computer equipment & software                   Hewlett Packard

5. Copier equipment                                Eaton Financial Corp.

                                   SCHEDULE 2
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION


                              PERMITTED LOCATIONS
                              -------------------

          Address                  Landlord
          -------                  --------

1. 13550 Hempstead Hwy.            Not applicable
   Houston, Texas 77040            Owned by Dril-Quip, Inc.

2. 6401 North Eldridge Parkway     Not applicable
   Houston, Texas 77041            Owned by Dril-Quip, Inc.

3. 13501 Emmett                    Not applicable
   Houston, Texas 77041            Owned by Dril-Quip, Inc.

                                  SCHEDULE 3
                               CREDIT AGREEMENT
                        BY AND BETWEEN DRIL-QUIP, INC.
                                      AND
                             BANK ONE, TEXAS, N.A.

                              LEGAL DESCRIPTION OF
                       PROPERTY COVERED BY DEED OF TRUST

TRACT I:

All that certain 116,850 square feet of land being Lot 14 and the adjoining 90 feet of Lot 13, Replat of Faircourt Farms according to the plat thereof filed at Volume 12, Page 72, Harris County Map Records and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron pipe marking the southeast corner of said Lot 13;

THENCE N 50 deg. 08 min. W - 190 feet, along the north right-of-way line of Hempstead Road (100' wide), to a 5/8 inch iron rod for corner;

THENCE N 39 deg. 52 min. E - 615 feet to a 5/8 inch iron rod for corner;

THENCE S 50 deg. 08 min. E - 190 feet, along the south right-of-way line of Hillmont Street (60' wide) to a 5/8 inch iron rod for corner;

THENCE S 39 deg. 52 min. W - 615 feet, along the west right-of-way line of Raywood Boulevard (60' wide), to the POINT OF BEGINNING and containing 116,850 square feet of land, more or 1ess.

TRACT II:

Parcel I:

Tract containing all of Lots 10, 11, 30, 31 and southeast one-half of Lot 12, Faircourt Farms Subdivision in R. Rowles Survey, Abstract 670, Harris County Texas, said tract being more particularly described as follows:

COMMENCING at a 3/4 inch iron rod found set at the West Corner of Lot 6, same being in the Northeast line or Hempstead Highway (U.S. 290) 100 feet wide;

THENCE North 50 deg. 08 min. West 610 feet with the Northeast right of way line of aforesaid Hempstead Highway and Southwest line of Lots 7, 8, 9, 10, 11 and Southeast one-half of Lot 12 to a 5/8 inch iron rod found set at West Corner of Southeast one-half of Lot 12, same being on the Southeast line of Raywood Street, 60 feet wide, to the PLACE OF BEGINNING of Tract herein described (5/8 inch iron rod being 1.0' Southwest and 4.5' Southeast of 7' fence corner);

THENCE North 39 deg. 46 min. East 615 feet with Northwest line of East one-half of Lot 12 and Southeast line of Raywood Street to a 1 inch galvanized iron pipe set for North Corner of Lot 12 and Tract herein described (1 inch iron pipe being 9.2 feet Northeast and 1.8 feet Northwest of 7 foot fence corner);

SCHEDULE 3 Cont.

THENCE South 50 deg. 08 min. East 150 feet with the Southwest line of Lots 28 and 29 to a 1 inch galvanized iron pipe set for corner of Tract herein described, same being the common corner of Lots 10, 11, 29 and 30 (1 inch iron pipe being 9.2' Northeast of 7' fence corner;

THENCE North 39 deg. 46 min. East 395 feet with the Southeast line of Lot 29, same being the Northwest line of Lot 30, to a point for the North Corner of Lot 30 and Tract herein described, said point being 0.4 feet Northwest and 0.1 foot Northeast of 2 inch iron corner post of new 7 foot chain link fence;

THENCE South 50 deg. 08 min. East 200 feet with the Southwest line of Leghorn Ave. (60 feet wide), same being the Northeast lines of Lots 30 and 31, to a 1 inch galvanized iron pipe set for East Corner of Lot 31 and Tract herein described (1 inch iron pipe being 0.5' Southwest and 0.2' Southeast of 7' fence corner);

THENCE South 39 deg. 46 min. West 395 feet with the Southeast line of Lot 31 (passing a 5/8 inch iron rod at 394.5') to a 1 inch galvanized iron pipe set for the South corner of Lot 31 and common corner of Lots 32, 9, and 8 (1 inch iron pipe being 1.1' Southeast of 7' fence corner);

THENCE North 50 deg. 08 min. West 100 feet with the Northeast line of Lot 9 to a 1 inch galvanized iron pipe set for the West corner of Lot 31 (found 1 inch galvanized iron pipe 0.2' Northeast of corner in new 7' chain link fence) (1 inch iron pipe being 5.3' Southeast and 0.3' Southwest of 7' fence corner);

THENCE South 39 deg. 46 min. West 615 feet with the Northwest line of Lot 9 to a 5/8 inch iron rod set July 3, 1984, for South corner of Lot 10, on Northeast right of way line of Hempstead Highway, 100 feet wide, (found 5/8 inch iron rod 0.3' Southeast of corner) (5/8 inch iron rod corner being 3.7' Southeast and 4.4' Southwest of 7' fence corner);

THENCE North 50 deg. 08 min. West 250 feet (passing 3/4 inch galvanized iron pipe at 100 feet) with the Northeast right of way line of Hempstead Highway to the PLACE OF BEGINNING and containing 5.3432 acres.

Parcel II:

All of Lot Four (4), in Block Nine (9), in YAUPON GROVE, a subdivision in Harris County, Texas, according to the map thereof recorded in Volume 49, Page 49 of the Map Records of Harris County, Texas.

TRACT III:

Lot Eight (8), of FAIRCOURT FARMS SUBDIVISION, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 12, Page 72 of the Map Records of Harris County, Texas.

TRACT IV:

Lots Thirty-Two (32) and Thirty-Three (33) of FAIRCOURT FARMS, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 12, Page 72 of the Map Records of Harris County, Texas, being more particularly described by metes and bounds as follows:

  BEGINNING at a 1/2 inch iron rod found for the Southwest corner of said Lot 33 and being in the Northwesterly right-of-way line of Wyandott Boulevard, based on a width of 60 feet;

SCHEDULE 3 Cont.


  THENCE North 50 degrees 08 minutes West, passing at 100.00 feet the common rear corner of said Lots 32 and 33 continuing for a total distance of 200.00 feet to a 1 inch galvanized iron pipe found for the Northwest corner of said Lot 32;

  THENCE North 39 degrees 46 minutes East, a distance of 395 feet to a 1 inch galvanized iron pipe found for the Northeast corner of said Lot 32 and being in the Southwesterly right-of-way line of Leghorn Avenue, based on a width of 60 feet;

  THENCE South 50 degrees 08 minutes East, along the right-of-way line of Leghorn Avenue, passing at 100.00 feet the common front corner of said Lots 32 and 33, continuing for a total distance of 105.00 feet to a 1/2 inch iron rod set for a point of curvature to the right whose radius is 95 feet;

  THENCE following said curve to the right whose radius is 95 feet, having a central angle of 90 degrees 05 minutes 57 seconds, a distance of 149.39 feet to a 1/2 inch iron rod set for a point of tangency and being in the Northwesterly right-of-way line of Wyandott Boulevard;

  THENCE South 39 degrees 46 minutes West, along the Northwesterly right-of-way line of Wyandott Boulevard, a distance of 300.00 feet to the POINT OF BEGINNING and containing 77,071 square feet of 1.7693 acres of land.

TRACT V:

That tract or parcel of land located in Harris County, Texas conveyed to Dril-Quip, Inc. from Inex R. Weiman by Special Warranty Deed recorded in the Official Public Records of Real Property of Harris County, Texas under County Clerk's File No. M870602.

                                  SCHEDULE 4
                              TO CREDIT AGREEMENT
                        BY AND BETWEEN DRIL-QUIP, INC.,
                             BANK ONE, TEXAS, N.A.


                              EXISTING LITIGATION
                              -------------------

None.

                                   SCHEDULE 5
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                                      DEBT
                                      ----

None, except as identified in or otherwise reflected by the most recently prepared financial statements of Borrower which have been delivered to Lender.

                                   SCHEDULE 6
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                                  SUBSIDIARIES
                                  ------------

Subsidiaries of Dril-Quip, Inc.
-------------------------------

Name                        Jurisdiction        % Owned
----                       --------------       --------

 DQE                       United Kingdom         100%
 DQAP                      Singapore              100%
 Dril-Quip Trade Corp.     Virgin Islands         100%
 PT Dril-Quip Indonesia    Indonesia               80%

Subsidiaries of other Material Companies


 None

                                   SCHEDULE 7
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                                   CONTRACTS
                                   ---------

With respect to P.T. Dril-Quip Indonesia ("PTDQI"), Borrower is obligated to sell, transfer and assign a sufficient portion of its equity interest in PTDQI to Ir. Iman Taufik, Borrower's current minority co-equity owner in PTDQI, to bring his ownership interest in PTDQI to 51% in the 15th year following commencement of commercial production in Indonesia. Such sale will be made at a mutually agreed upon price or as may be determined as the then fair value by an internationally recognized and independent firm of public accountants.

                                   SCHEDULE 8
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                                    CONSENTS
                                    --------

None.

                                 SCHEDULE 9
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                              LOANS TO AFFILIATES
                              -------------------

None, except as may be reflected in the most recently prepared financial statements of Borrower which have been provided to Lender.

                                  SCHEDULE 10
                              TO CREDIT AGREEMENT
                      BY AND BETWEEN DRIL-QUIP, INC. AND
                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                    PATENTS
                                    -------

       U.S. Patents
       ------------

       Number   Title                                   Inventor
       ------   -----                                   --------

     4,410,204  Connector                               Larry E. Reimert
     4,429,904  Self-Aligning Connector                 Larry E. Reimert
     4,610,467  Connector                               Larry E. Reimert
     4,648,627  Stabbing Connector                      Larry E. Reimert
     4,407,527  Self-Aligning Connector Assembly        Larry E. Reimert
     4,522,431  Self-Aligning Connector Assembly        Larry E. Reimert
     4,659,119  Latching Connector                      Larry E. Reimert
     4,422,507  Wellhead Apparatus                      Larry E. Reimert
     4,491,346  Apparatus for Releasably Connecting     James M. Walker
                Tubular Members in End-to-End Relation
     4,496,172  Subsea Wellhead Apparatus               James M. Walker
     4,468,055  Wellhead Apparatus                      Larry E. Reimert
     4,509,777  Weld-On Casing Connector                James M. Walker
     4,830,408  Connector Assembly                      Larry E. Reimert
     4,757,860  Wellhead Equipment                      Larry E. Reimert
     4,941,691  Tieback Connector                       Larry E. Reimert
     5,026,097  Mudline Hanger System                   Larry E. Reimert
     5,076,356  Tubing Hanger Seal Assembly             Larry E. Reimert
     4,902,044  Wellhead Connector                      Larry E. Reimert
     4,995,464  Adjustable Sub                          Bruce Watkins
     5,143,158  Tubing/Casing Annulus Valve             Bruce Watkins
     5,094,270  Double Gated Valve                      Larry E. Reimert
     5,244,038  Hydraulically Actuated Tubing Hanger    Bruce Watkins
                Running Tool
     5,226,493  Clutch Type Running Tool                Bruce Watkins
     5,211,228  Diverter System                         Bruce Watkins
     5,236,037  Unitized Wellhead System                Bruce Watkins
     5,287,925  Wellhead Apparatus                      Bruce Watkins
     5,273,117  Subsea Wellhead Equipment               Larry E. Reimert
     5,244,038  Hanger Running Tool                     Bruce Watkins

                                    PATENTS
                                    -------

       U.K. Patents

       Number   Title                                   Inventor
       -----    -----                                   --------

     2099945B    Connector Assembly                     Larry E. Reimert
     2101700B    Connector                              Larry E. Reimert
     2119466     Self-Aligning Connector                Larry E. Reimert
     2104606B    Self-Aligning Connector Assembly       Larry E. Reimert
     2147676B    Self-Aligning Connector Assembly       Larry E. Reimert
     2152168B    Latching Connector                     Larry E. Reimert
     2129894B    Apparatus for Releasably Connecting    James M. Walker
                 Tubular Members in End-to-End Relation
     2129895B    Subsea Wellhead Connector              James M. Walker
     8302449     Wellhead Apparatus                     Larry E. Reimert
     2161569     Connector                              Larry E. Reimert
     2153027     Stabbing Connector                     Larry E. Reimert
     2176518     Wellhead Equipment                     Larry E. Reimert
     2203775     Wellhead Equipment                     Larry E. Reimert
     2210444     Wellhead Equipment                     Larry E. Reimert
     2234794A    Wellhead Connector                     Larry E. Reimert
     2262789B    Subsea Wellhead Connector              Larry E. Reimert
     2235229B    Adjustable Sub                         Bruce Watkins
     2233364     Tubing Hanger Seal Assembly            Larry E. Reimert

                                   TRADEMARKS
                                   ----------


                                              Registration No.
                                              ----------------

U.S. TRADEMARKS:
----------------

     "DRIL-QUIP"                                  1677362
     "WING" LOGO                                  1420650
     "NO-CROSS"                                   1387231
     "QUIK-STAB"                                  1500169
     "QUIK-THREAD"                                1524168
     "QUIK-LATCH"                                 1489018

U.K. TRADEMARKS:
----------------

     "DRIL-QUIP"                                  B1242234
     "NO-CROSS"                                   B1279493
     "QUIK-STAB"                                  B1279495
     "QUIK-THREAD"                                B1279496
     "QUIK-LATCH"                                 B1279494

                                  SCHEDULE 11
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.

                                     TAXES
                                     -----

None.

                                  SCHEDULE 12
                              TO CREDIT AGREEMENT
                       BY AND BETWEEN DRIL-QUIP, INC. AND
                             BANK ONE, TEXAS, N.A.


                         OUTSTANDING LETTERS OF CREDIT
                         -----------------------------

30-Mar-94

DESCRIPTION                                                  BANK ONE  ISSUE     EXPIRATION  NET
                                                             LOC#      DATE      DATE        EXPOSURE

                                                                                 TOTAL       $358,625.13
ONGC                                                            13327  07/21/93    04/22/94    13,500.00
Hong Kong and Shanghai Banking Corp.
BRBC\SP\IMP\DBG\DS\1\(06)\93\B-4042 Sales Order 20-S-0333

AL BAWARDI                                                      13335  07/30/93    09/14/94    14,850.00
National Bank of Fujairah
ADCO P.O.#42974.1.01 - DQI SALES ORDER #20-10743

CONOCO NORWAY INC.                                              13348  08/12/93    08/31/96   271,739.13
Fokus Bank
HEIDRUN CONTRACT HEI - 6013 KOK $2,000,000

AL BAWARDI                                                      13345  08/16/93    09/25/94    14,355.00
National Bank of Fujairah
ADCO P.O.#43795.1.01 - DQI SALES ORDER #20-10674

AL BAWARDI                                                      13344  08/16/93    04/27/94    39,105.00
National Bank of Fujairah
ADCO P.O.#43795.1.01 - DQI SALES ORDER #20-10674

ONGC (Bid Bond)                                                 13468  01/06/94    11/08/94     5,076.00
Hong Kong and Shanghai Banking Corp.
BRBC\DBG\MM\IMP\DS\A\17(85)\93\OT-269 Quote 10-H-7108
